- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                            ------------------------

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: APRIL 6, 1994
               DATE OF EARLIEST EVENT REPORTED: JANUARY 27, 1994

                            ------------------------

                           TELE-COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

                               STATE OF DELAWARE
                 (State or other jurisdiction of incorporation)

                    0-5550                                 84-0588868
        (Commission File Number)              (I.R.S. Employer Identification No.)
            5619 DTC PARKWAY
                     ENGLEWOOD,                              80111
                 COLORADO                                  (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (303) 267-5500

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

ITEM 5.  OTHER EVENTS.

     On January 27, 1994, Tele-Communications, Inc. ("TCI") and Liberty Media Corporation ("Liberty") entered into a definitive agreement (the "TCI/Liberty Agreement"), to combine the two companies. The transaction will be structured as a tax free exchange of Class A and Class B shares of both companies and preferred stock of Liberty for like shares of a newly formed holding company, TCI/Liberty Holding Company ("TCI/Liberty"). TCI shareholders will receive one share of TCI/Liberty for each of their shares. Liberty common shareholders will receive 0.975 of a share of TCI/Liberty for each of their common shares. The transaction is subject to the approval of both sets of shareholders as well as various regulatory approvals and other customary conditions. Subject to timely receipt of such approvals, it is anticipated the closing of such transaction will take place during 1994. A copy of the TCI/Liberty Agreement is incorporated herein as Exhibit 2.1 and Amendment No. 1 thereto is included herein as Exhibit
2.2. The foregoing description of such transaction is qualified in its entirety by reference to such Exhibits. Historical audited financial information of Liberty for the year ended December 31, 1993 and the pro forma financial information related to the TCI/Liberty Agreement is included under Item 7 of this Report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements

    Liberty Media Corporation,
       Year ended December 31, 1993:

          Independent Auditors' Report

          Consolidated Balance Sheets,
            December 31, 1993 and 1992

          Consolidated Statements of Operations,
            Years ended December 31, 1993 and 1992,
               Nine months ended December 31, 1991 and
               Three months ended March 31, 1991

          Consolidated Statements of Stockholders' Equity,
            Years ended December 31, 1993 and 1992,
               Nine months ended December 31, 1991 and
               Three months ended March 31, 1991

          Consolidated Statements of Cash Flows,
            Years ended December 31, 1993 and 1992,
               Nine months ended December 31, 1991 and
               Three months ended March 31, 1991

          Notes to Consolidated Financial Statements
            December 31, 1993, 1992 and 1991

(b) Pro Forma Financial Information

    Tele-Communications, Inc. and Subsidiaries:

       Condensed Pro Forma Balance Sheet,
       December 31, 1993 (unaudited)

          Condensed Pro Forma Statement of Operations,
            Year ended December 31, 1993 (unaudited)

          Notes to Condensed Pro Forma Financial Statements,
            December 31, 1993 (unaudited)

       Liberty Media Corporation and Subsidiaries:

          Condensed Pro Forma Balance Sheet,
            December 31, 1993 (unaudited)

          Condensed Pro Forma Combined Statement of Operations,
            Year ended December 31, 1993 (unaudited)

          Notes to Condensed Pro Forma Combined Financial Statements,
            December 31, 1993 (unaudited)

        TCI/Liberty and Subsidiaries:

          Condensed Pro Forma Balance Sheet,
            December 31, 1993 (unaudited)

          Condensed Pro Forma Statement of Operation,
            Year ended December 31, 1993 (unaudited)

          Notes to Condensed Pro Forma Financial Statements,
            December 31, 1993 (unaudited)

(c)  Exhibits

     (2.1) Agreement and Plan of Merger, dated as of January 27, 1994, by and among Tele-Communications, Inc., Liberty Media Corporation, TCI/Liberty Holding Company, TCI Mergerco, Inc. and Liberty Mergerco, Inc.*

            Incorporated herein by reference to the Company's Current Report on Form 8-K dated February 15, 1994.

     (2.2) Amendment No 1., dated as of March 30, 1994, to Agreement and Plan of Merger, dated as of January 27, 1994, by and among Tele-Communications, Inc., Liberty Media Corporation, TCI/Liberty Holding Company, TCI Mergerco, Inc. and Liberty Mergerco, Inc.

     (3) The Bylaws as Amended and Restated July 19, 1979, with amendments April 8, 1980, October 29, 1987, December 10, 1993.

     (23)   Consent of KPMG Peat Marwick.
- ---------------
* The Agreement and Plan of Merger contains indexes identifying the items, including exhibits and schedules, annexed thereto. A copy of any omitted item will be furnished supplementally to the Commission upon request.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 1994

                                          TELE-COMMUNICATIONS, INC.
                                          (Registrant)

                                          By:      /s/ STEPHEN M. BRETT
                                            ------------------------------------
                                                      Stephen M. Brett
                                                 Senior Vice President and
                                                      General Counsel

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Liberty Media Corporation:

     We have audited the accompanying consolidated balance sheets of Liberty Media Corporation and subsidiaries (Successor) as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1993 and 1992 and the period from April 1, 1991 to December 31, 1991 (Successor Periods) and the consolidated statements of operations, stockholders' equity, and cash flows of Liberty Media (a combination of certain programming interests and cable television assets of Tele-Communications, Inc.) (Predecessor) for the period from January 1, 1991 to March 31, 1991 (Predecessor Period). These consolidated financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the aforementioned Successor consolidated financial statements present fairly, in all material respects, the financial position of Liberty Media Corporation and subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for the Successor Periods, in conformity with generally accepted accounting principles. Further, in our opinion, the aforementioned Predecessor consolidated financial statements present fairly, in all material respects, the results of operations and cash flows for the Predecessor Period, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the consolidated financial statements, effective March 28, 1991, Tele-Communications, Inc. (TCI) (the former parent of the Company) contributed to Liberty Media Corporation its interests in certain cable television programming businesses and cable television systems in exchange for several different classes and series of the Company's preferred stock. As a result, the Company recorded the exchange at TCI's historical cost basis, therefore the consolidated financial information for the period after the contribution is presented on a predecessor cost basis.

     As discussed in notes 3 and 13 to the consolidated financial statements, the Companies changed their method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."


                                          /s/ KPMG PEAT MARWICK
                                          KPMG Peat Marwick
Denver, Colorado
March 18, 1993

                           LIBERTY MEDIA CORPORATION
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                          1993         1992*
                                                                       ----------     --------
                                                                       (AMOUNTS IN THOUSANDS)
Cash and cash equivalents............................................  $   91,305     $ 96,253
Trade and other receivables..........................................      57,458       20,926
  Less allowance for doubtful receivables............................       3,032        2,404
                                                                       ----------     --------
                                                                           54,426       18,522
                                                                       ----------     --------
Inventories, net.....................................................     112,005           --
Due from Tele-Communications, Inc. ("TCI") (note 16).................          --        4,786
Prepaid expenses.....................................................      25,210        6,253
Investments in affiliates, accounted for under the equity method, and
  related receivables (note 6).......................................     151,540      239,535
Other investments, at cost, and related receivables (note 7).........     220,218      212,993
Investment in TCI common stock (note 8)..............................     104,011      104,011
Property and equipment, at cost:
  Land...............................................................      21,662           77
  Cable distribution systems.........................................      87,437       36,428
  Support equipment and buildings....................................     124,727       18,365
  Computer and broadcast equipment...................................      61,820           --
                                                                       ----------     --------
                                                                          295,646       54,870
  Less accumulated depreciation......................................      39,968       19,395
                                                                       ----------     --------
                                                                          255,678       35,475
                                                                       ----------     --------
Franchise costs......................................................     142,789       52,808
  Less accumulated amortization......................................       5,351        1,856
                                                                       ----------     --------
                                                                          137,438       50,952
                                                                       ----------     --------
Excess cost over acquired net assets.................................     255,842       17,659
  Less accumulated amortization......................................       9,818          480
                                                                       ----------     --------
                                                                          246,024       17,179
                                                                       ----------     --------
Other intangibles....................................................      96,873       79,428
  Less accumulated amortization......................................      65,895       40,372
                                                                       ----------     --------
                                                                           30,978       39,056
                                                                       ----------     --------
Other assets, at cost, net of amortization...........................       7,715        5,172
                                                                       ----------     --------
                                                                       $1,436,548     $830,187
                                                                       ----------     --------
                                                                       ----------     --------

- ---------------
* Restated -- see notes 6, 9 and 13.

               See accompanying notes to consolidated financial statements.

                           LIBERTY MEDIA CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEETS, CONTINUED

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                          1993          1992
                                                                       ----------     --------
                                                                       (AMOUNTS IN THOUSANDS)
Accounts payable.....................................................  $   99,680     $  9,985
Accrued liabilities..................................................      96,566       21,562
Accrued litigation settlements (note 10).............................      29,000           --
Due to TCI, including accrued interest payable (notes 11 and 16).....  17,874....           --
Accrued compensation relating to stock appreciation rights (note
  15)................................................................      36,996       18,171
Income taxes payable.................................................      24,624          808
Debt (notes 11 and 17)...............................................     260,180      163,330
Debt to TCI (notes 11 and 17)........................................     185,918        4,322
Deferred income taxes (note 13)......................................       1,653       14,974
Other liabilities....................................................       1,585        3,003
          Total liabilities..........................................     754,076      236,155
                                                                       ----------     --------
Minority interests in equity of consolidated subsidiaries (note
  12)................................................................     174,738       10,020
Preferred stock subject to mandatory redemption requirements
  (including accreted dividends) (notes 8, 14 and 17):
  Class A Redeemable Convertible Preferred Stock, $.01 par value. ...          --       12,720
  Class B Redeemable Exchangeable Preferred Stock, $.01 par
     value. .........................................................     132,652      122,056
  Class D Redeemable Voting Preferred Stock, $.01 par value. ........      22,585       20,485
                                                                       ----------     --------
                                                                          155,237      155,261
                                                                       ----------     --------
Stockholders' equity (notes 2, 15 and 18):
  Class C Redeemable Exchangeable Preferred Stock, $.01 par
     value. .........................................................          --            4
  Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred
     Stock, $.01 par value. .........................................          17           16
  Class A common stock, $1 par value. ...............................      87,515       76,036
  Class B common stock, $1 par value. ...............................      43,339       43,340
  Additional paid-in capital.........................................     236,126      323,855
  Retained earnings..................................................          --           --
  Note receivable from related party.................................     (14,500)     (14,500)
                                                                       ----------     --------
Commitments and contingencies (notes 6, 11 and 18)...................     352,497      428,751
                                                                       ----------     --------
                                                                       $1,436,548     $830,187
                                                                       ----------     --------
                                                                       ----------     --------

- ---------------
* Restated -- see notes 6, 9 and 13.

             See accompanying notes to consolidated financial statements.

                                      LIBERTY MEDIA CORPORATION
                                           AND SUBSIDIARIES

                                CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                     PREDECESSOR
                                                                                                      COMPANIES
                                                                         LIBERTY                     -----------
                                                        ------------------------------------------      THREE
                                                                                      NINE MONTHS      MONTHS
                                                         YEAR ENDED     YEAR ENDED       ENDED          ENDED
                                                        DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    MARCH 31,
                                                            1993          1992*          1991*          1991*
                                                        ------------   ------------   ------------   -----------
                                                             (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Net sales from home shopping services...............   $  942,940      $     --       $     --       $    --
  From TCI (note 16)..................................       44,074        42,834         25,191         3,879
  From cable and programming services.................      166,242       113,679         60,206        17,529
                                                        ------------   ------------   ------------   -----------
                                                          1,153,256       156,513         85,397        21,408
                                                        ------------   ------------   ------------   -----------
Cost of sales, operating costs and expenses:
  Cost of sales.......................................      611,526            --             --            --
  Operating, selling, general and administrative......      442,142       120,851         68,237        24,958
  Charges by TCI (note 16)............................       10,856         6,573          4,345           495
  Compensation relating to stock appreciation rights
    (note 15).........................................       40,366        16,939          1,398            --
  Depreciation........................................       24,958         3,815          2,278         1,246
  Amortization........................................       24,311        11,731          8,354         2,747
                                                        ------------   ------------   ------------   -----------
                                                          1,154,159       159,909         84,612        29,446
                                                        ------------   ------------   ------------   -----------
         Operating income (loss)......................         (903)       (3,396)           785        (8,038)
Other income (expense):
  Interest expense to TCI (notes 11 and 12)...........      (13,039)         (271)            --           (98)
  Other interest expense..............................      (18,041)       (7,058)        (4,687)       (1,685)
  Interest income from TCI (note 12)..................        3,788           846             --            --
  Dividend and interest income, primarily from
    affiliates........................................       19,761        30,063         25,116         7,849
  Premium received upon redemption of preferred stock
    investment........................................           --         8,248             --            --
  Share of earnings (losses) of affiliates, net (note
    6)................................................       34,044        17,815         13,955        (2,414)
  Gain on sale of investment..........................       31,972            --             --            --
  Loss on transactions with TCI (note 16).............      (30,296)      (17,826)            --            --
  Minority interests in losses of consolidated
    subsidiaries......................................          289         4,734          5,618         3,817
  Recognition of deferred gain upon repayment of note
    receivable from affiliate.........................           --            --         16,412            --
  Litigation settlements (note 10)....................       (7,475)           --             --            --
  Other, net..........................................       (1,592)         (328)            83            42
                                                        ------------   ------------   ------------   -----------
         Earnings (loss) before income taxes and
           extraordinary item.........................       18,508        32,827         57,282          (527)
Income tax benefit (expense) (note 13)................      (11,522)      (10,443)       (16,961)          753
                                                        ------------   ------------   ------------   -----------
         Earnings before extraordinary item...........        6,986        22,384         40,321           226
Extraordinary item-loss on early extinguishment of
  debt, net of taxes (note 11)........................       (2,191)           --             --            --
                                                        ------------   ------------   ------------   -----------
         Net earnings.................................        4,795        22,384         40,321           226
Dividend requirement on preferred stocks (notes 14 and
  15).................................................      (31,972)      (41,631)       (24,499)           --
                                                        ------------   ------------   ------------   -----------
Net earnings (loss) attributable to common
  shareholders........................................   $  (27,177)     $(19,247)      $ 15,822       $   226
                                                        ------------   ------------   ------------   -----------
                                                        ------------   ------------   ------------   -----------
Earnings (loss) per share:
         Net earnings (loss) before extraordinary
           item.......................................   $    (0.19)     $  (0.16)      $   0.13
         Extraordinary item, net......................        (0.02)           --             --
                                                        ------------   ------------   ------------
         Net earnings (loss) attributable to common
           shareholders...............................   $    (0.21)     $  (0.16)      $   0.13
                                                        ------------   ------------   ------------
                                                        ------------   ------------   ------------

- ---------------
* Restated -- see notes 6, 9 and 13.

          See accompanying notes to consolidated financial statements.

                                        LIBERTY MEDIA CORPORATION
                                             AND SUBSIDIARIES

                             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                               NOTE
                                                                                                            RECEIVABLE    TOTAL
                                  PREFERRED STOCK      COMMON STOCK      ADDITIONAL              RETAINED      FROM       STOCK-
                                 -----------------   -----------------    PAID-IN     COMBINED   EARNINGS    RELATED     HOLDERS'
                                 CLASS C   CLASS E   CLASS A   CLASS B    CAPITAL*     EQUITY    (DEFICIT)*   PARTY      EQUITY*
                                 -------   -------   -------   -------   ----------   --------   --------   ----------   --------
                                                                      (AMOUNTS IN THOUSANDS)
PREDECESSOR COMPANIES:
BALANCE AT JANUARY 1, 1991.....    $--       $--     $   --    $   --     $     --    $497,503   $(1,083 )   $     --    $496,420
Change in contributions or
  advances from parent.........     --        --         --        --           --      4,255         --           --       4,225
Net earnings...................     --        --         --        --           --         --        226           --         226
                                 -------   -------   -------   -------   ----------   --------   --------   ----------   --------
BALANCE PRIOR TO
  TRANSACTIONS.................    $--       $--     $   --    $   --     $     --    $501,758   $  (857 )   $     --    $500,901
                                 -------   -------   -------   -------   ----------   --------   --------   ----------   --------
                                 -------   -------   -------   -------   ----------   --------   --------   ----------   --------
LIBERTY:
Net effect of Transactions
  (note 2).....................    $--       $--     $  544    $  171     $ 38,239    $    --    $    --     $     --    $ 38,954
Issuance of common stock upon
  exercise of stock options
  (note 15)....................     --        --         --       100       25,500         --         --      (25,500)        100
Income tax effect of stock
  options deduction............     --        --         --        --          320         --         --           --         320
Income tax effect related to
  redemption of Class B
  Redeemable Exchangeable
  Preferred Stock, Series 2....     --        --         --        --        1,151         --         --           --       1,151
Partial repayment of note
  receivable from related party
  (note 15)....................     --        --         --        --           --         --         --       12,195      12,195
Excess of fair value paid for
  assets acquired from
  affiliate over net book
  value, net of
  tax (note 16)................     --        --         --        --           --         --    (21,322 )         --     (21,322)
Excess of fair value of assets
  sold to an affiliate over net
  book value, net of tax (note
  16)..........................     --        --         --        --       16,564         --         --           --      16,564
Accreted dividends on all
  classes of preferred stock...     --        --         --        --       (5,516)        --    (18,983 )         --     (24,499)
Acquisition and retirement of
  common stock.................     --        --         (2 )      --         (772)        --         --           --        (774)
Net earnings...................     --        --         --        --           --         --     40,321           --      40,321
Retroactive effect of
  recapitalization
  (note 2).....................      4        16     10,306     5,151      399,242         --        (16 )         --     414,703
                                 -------   -------   -------   -------   ----------   --------   --------   ----------   --------
BALANCE AT DECEMBER 31, 1991...    $ 4       $16     $10,848   $5,422     $474,728    $    --    $    --     $(13,305)   $477,713
                                 -------   -------   -------   -------   ----------   --------   --------   ----------   --------

                                  LIBERTY MEDIA CORPORATION
                                       AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY, CONTINUED

                                                                                                           NOTE
                                                                                                        RECEIVABLE     TOTAL
                                         PREFERRED STOCK      COMMON STOCK      ADDITIONAL                 FROM       STOCK-
                                        -----------------   -----------------    PAID-IN     RETAINED    RELATED     HOLDERS'
                                        CLASS C   CLASS E   CLASS A   CLASS B    CAPITAL*    EARNINGS*    PARTY       EQUITY*
                                        -------   -------   -------   -------   ----------   --------   ----------   ---------
                                                                        (AMOUNTS IN THOUSANDS)
LIBERTY (CONTINUED):
BALANCE AT DECEMBER 31, 1991..........    $ 4       $16     $10,848   $5,422    $ 474,728    $    --     $(13,305)   $ 477,713
Dividends, including accretion, on all
  classes of preferred stock..........     --        --         --        --      (19,247 )  (22,384 )         --      (41,631)
Dividends, including accretion, on all
  classes of preferred stock not
  subject to mandatory redemption
  requirements........................     --        --         --        --       28,850         --           --       28,850
Stock split effected in the form of a
  dividend (note 2)...................     --        --     28,514    16,252      (44,766 )       --           --           --
Acquisition and retirement of common
  stock...............................     --        --     (1,348 )      --      (56,022 )       --           --      (57,370)
Accrued interest on note receivable
  from related party..................     --        --         --        --           --         --       (1,195)      (1,195)
Exchange of Class B common stock for
  Class A common stock................     --        --          4        (4 )         --         --           --           --
Net earnings..........................     --        --         --        --           --     22,384           --       22,384
Retroactive effect of stock split
  effected in the form of a dividend
  (note 2)............................     --        --     38,018    21,670      (59,688 )       --           --           --
                                        -------   -------   -------   -------   ----------   --------   ----------   ---------
BALANCE AT DECEMBER 31, 1992..........      4        16     76,036    43,340      323,855         --      (14,500)     428,751
Dividends, including accretion, on all
  classes of preferred stock..........     --        --         --        --      (27,177 )   (4,795 )         --      (31,972)
Dividends, including accretion, on all
  classes of preferred stock not
  subject to mandatory redemption
  requirements........................     --        --         --        --       19,229         --           --       19,229
Cash dividends on Class E preferred
  stock...............................     --        --         --        --       (9,743 )       --           --       (9,743)
Issuance of Class A common stock and
  Class E Preferred Stock upon
  conversion of preferred stock (note
  16).................................     --         1      4,406        --        8,360         --           --       12,767
Issuance of Class A common stock for
  acquisition (note 9)................     --        --      8,000        --      115,000         --           --      123,000
Redemption of preferred stock (note
  16).................................     (4)       --         --        --     (175,787 )       --           --     (175,791)
Acquisition and retirement of common
  stock (note 16).....................     --        --       (928 )      --      (17,611 )       --           --      (18,539)
Exchange of Class B common stock for
  Class A common stock................     --        --          1        (1 )         --         --           --           --
Accrued interest on note receivable
  from related party (note 15)........     --        --         --        --           --         --         (984)        (984)
Prepayment of interest on note
  receivable from related party (note
  15).................................     --        --         --        --           --         --          984          984
Net earnings..........................     --        --         --        --           --      4,795           --        4,795
                                        -------   -------   -------   -------   ----------   --------   ----------   ---------
BALANCE AT DECEMBER 31, 1993..........    $--       $17     $87,515   $43,339   $ 236,126    $    --     $(14,500)   $ 352,497
                                        -------   -------   -------   -------   ----------   --------   ----------   ---------
                                        -------   -------   -------   -------   ----------   --------   ----------   ---------

- ---------------
* Restated -- see notes 6, 9 and 13.

               See accompanying notes to consolidated financial statements.

                                     LIBERTY MEDIA CORPORATION
                                          AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                        PREDECESSOR
                                                                             LIBERTY                     COMPANIES
                                                             ----------------------------------------   ------------
                                                                                         NINE MONTHS    THREE MONTHS
                                                              YEAR ENDED    YEAR ENDED      ENDED          ENDED
                                                             DECEMBER 31,  DECEMBER 31,  DECEMBER 31,    MARCH 31,
                                                                 1993         1992*         1991*          1991*
                                                             ------------  ------------  ------------   ------------
                                                                     (AMOUNTS IN THOUSANDS (SEE NOTES 4 AND 5)
Cash flows from operating activities:
  Net earnings..............................................   $  4,795      $ 22,384      $ 40,321       $    226
  Adjustments to reconcile net earnings to net cash provided
    (used) by operating activities:
    Depreciation and amortization...........................     49,269        15,546        10,632          3,993
    Compensation relating to stock appreciation rights......     40,366        16,939         1,398             --
    Payment of compensation relating to stock appreciation
      rights................................................    (21,541)         (166)           --             --
    Share of (earnings) losses of affiliates, net...........    (34,044)      (17,815)      (13,955)         2,414
    Loss on transactions with TCI...........................     30,296        17,826            --             --
    Premium received upon redemption of preferred stock
      investment............................................         --        (8,248)           --             --
    Deferred income tax (benefit) expense...................    (12,206)        7,952        15,181           (650)
    Minority interests in losses............................       (289)       (4,734)       (5,618)        (3,817)
    Noncash interest and dividends..........................     (4,941)       (7,547)      (18,446)        (6,662)
    Gain on sale of investment..............................    (31,972)           --            --             --
    Litigation settlements..................................      7,475            --            --             --
    Payment of premium received upon redemption of preferred
      stock investment......................................      8,248            --            --             --
    Loss on early extinguishment of debt, net of tax........      2,191            --            --             --
    Amortization of debt discount...........................         --           520         1,483            455
    Recognition of deferred gain............................         --            --       (16,412)            --
    Other noncash charges...................................      8,295            --            --             12
    Changes in operating assets and liabilities, net of
      effect of acquisitions:
    Change in receivables...................................    (15,318)          (85)       (1,647)        (1,695)
    Change in inventories...................................     (7,606)           --            --             --
    Change in due to/from TCI, other than repayment for
      commercial paper......................................     22,660          (735)       (4,051)          (150)
    Change in prepaid expenses..............................    (10,347)         (606)       (3,345)        (1,487)
    Change in payables and accruals.........................     43,810         5,353        11,083          1,832
                                                             ------------  ------------  ------------   ------------
         Net cash provided (used) by operating activities...     79,771        46,584        16,624         (5,529)
                                                             ------------  ------------  ------------   ------------

                                      LIBERTY MEDIA CORPORATION
                                           AND SUBSIDIARIES

                           CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

                                                                                                         PREDECESSOR
                                                                            LIBERTY                       COMPANIES
                                                           ------------------------------------------   -------------
                                                                                         NINE MONTHS    THREE MONTHS
                                                            YEAR ENDED     YEAR ENDED       ENDED           ENDED
                                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,     MARCH 31,
                                                               1993          1992*          1991*           1991*
                                                           ------------   ------------   ------------   -------------
                                                                  (AMOUNTS IN THOUSANDS (SEE NOTES 4 AND 5)
  Cash flows from investing activities:
    Cash paid for acquisitions...........................   $ (264,180)    $  (57,016)     $     --        $    --
    Capital expended for property and equipment..........      (25,746)        (3,315)       (3,353)          (845)
    Additional investments in and loans to affiliates and
      others.............................................      (48,155)      (113,811)      (21,807)        (3,368)
    Purchase of commercial paper from TCI................           --             --       (22,004)            --
    Repayment for commercial paper from TCI..............           --         22,004            --             --
    Return of capital from affiliates....................       84,750         42,295        30,140            725
    Collections on loans to affiliates and others........       20,541          5,440        38,130          1,610
    Cash received on redemption of preferred stock
      investment.........................................      104,336             --            --             --
    Proceeds from disposition of assets..................       53,228         36,300        20,933             --
    Cash resulting from consolidation of a certain
      affiliate, net of payment therefor.................           --          1,269            --             --
    Other investing activities, net......................       (2,719)        (1,336)          567         (1,113)
                                                           ------------   ------------   ------------   -------------
           Net cash provided (used) by investing
             activities..................................      (77,675)       (68,170)       42,606         (2,991)
                                                           ------------   ------------   ------------   -------------
  Cash flows from financing activities:
    Borrowings of debt...................................      291,314         98,066            11             27
    Repayments of debt...................................     (317,326)       (25,220)       (9,758)        (2,192)
    Dividends on preferred stock.........................       (9,743)            --            --             --
    Cash paid for redemption of preferred stock..........      (12,338)            --            --             --
    Excess of fair value paid for assets acquired from
      affiliate over net book value......................           --             --       (33,171)            --
    Excess of fair value of assets sold to an affiliate
      over net book value................................           --             --        23,333             --
    Purchases and retirements of common stock............           --        (57,370)         (774)            --
    Issuance of common stock.............................           --             --           100             --
    Contributions or advances from parent................           --             --            --          8,018
    Contributions by minority shareholders of
      subsidiaries.......................................       41,049          2,774         3,324          1,893
                                                           ------------   ------------   ------------   -------------
           Net cash provided (used) by financing
             activities..................................       (7,044)        18,250       (16,935)         7,746
                                                           ------------   ------------   ------------   -------------
           Net increase (decrease) in cash and cash
             equivalents.................................       (4,948)        (3,336)       42,295           (774)
    Cash and cash equivalents at beginning of period.....       96,253         99,589        57,294          8,068
                                                           ------------   ------------   ------------   -------------
    Cash and cash equivalents at end of period...........   $   91,305     $   96,253      $ 99,589        $ 7,294
                                                           ------------   ------------   ------------   -------------
                                                           ------------   ------------   ------------   -------------

- ---------------
*Restated -- see notes 6, 9 and 13.

                 See accompanying notes to consolidated financial statements.

                           LIBERTY MEDIA CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1993, 1992 AND 1991

(1)  FORMATION AND RELATED TRANSACTIONS

     The accompanying consolidated financial statements include the accounts of Liberty Media Corporation, those of all majority-owned subsidiaries and entities for which there is a controlling voting interest ("Liberty" or the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation. The Company has made certain significant acquisitions in 1993 (see note 9).

     On January 27, 1994, Liberty and TCI entered into a definitive merger agreement (the "Merger Agreement"). Under the Merger Agreement, the transaction will be structured as a tax-free exchange of shares of Class A and Class B common stock of both companies and preferred stock of Liberty for like shares of a newly formed holding company, TCI/Liberty Holding Company ("TCI/Liberty"). TCI stockholders will receive one share of TCI/Liberty common stock for each of their shares. Liberty common stockholders will receive 0.975 of a share of TCI/Liberty common stock for each of their shares. Holders of Liberty Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock (the "Class E Preferred Stock") will receive one share of a substantially identical class of voting preferred stock of TCI/Liberty for each of their shares. The transaction is subject to the approval of both sets of shareholders as well as various regulatory approvals and other customary conditions. Subject to timely receipt of such approvals, which cannot be assured, it is anticipated the closing of such transaction will take place during 1994.

     During February 1991, Liberty, then a newly formed Delaware corporation and an indirect wholly owned subsidiary of TCI, distributed to certain security holders of TCI the transferable right (the "Class A Exchange Right") to exchange shares of TCI Class A common stock for shares of Liberty Class A common stock at an exchange rate of 160 shares of Liberty Class A common stock, after giving effect to the Stock Splits as defined in note 2, for every 16 shares of TCI Class A common stock exchanged, and the transferable right (the "Class B Exchange Right") to exchange shares of TCI Class B common stock for shares of Liberty Class B common stock at an exchange rate of 160 shares of Liberty Class B common stock, after giving effect to the Stock Splits as defined in note 2, for every 16 shares of TCI Class B common stock exchanged (the "Exchange Offers").

                            LIBERTY MEDIA CORPORATION
                                 AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     The Class A Exchange Rights were issued to the holders of shares of TCI Class A common stock, on the basis of one Class A Exchange Right for every 200 shares of TCI Class A common stock held of record, and to the holders of certain options and convertible debt securities that are exercisable for or convertible into TCI Class A common stock on the basis of one Class A Exchange Right for every 200 shares of TCI Class A common stock issuable on exercise or conversion of such securities. The Class B Exchange Rights were issued to the holders of shares of TCI Class B common stock, on the basis of one Class B Exchange Right for every 200 shares of TCI Class B common stock held of record, and to the holders of certain options to purchase TCI Class B common stock on the basis of one Class B Exchange Right for every 200 shares of TCI Class B stock issuable on exercise of the options.

     On March 28, 1991, the Company issued 87,136,960 shares of Liberty Class A common stock and 27,377,120 shares of Liberty Class B common stock, after giving effect to the Stock Splits as defined in note 2, in the consummation of the Exchange Offers in exchange for 8,713,696 shares of TCI Class A common stock and 2,737,712 shares of TCI Class B common stock (the "Exchange").

     Also, on March 28, 1991, various subsidiaries of TCI contributed their interests in certain cable television programming businesses and cable television systems to the Company (the "Contribution") and the Company issued to said subsidiaries of TCI shares of several different classes and series of the Company's preferred stocks with an aggregate issue price of $624,295,000; and the one share of Liberty common stock owned by TCI on the date thereof was redeemed for its par value.

     In these notes to the consolidated financial statements, any reference to TCI in connection with the issuance of the Company's preferred stock includes subsidiaries of TCI.

(2)  BASIS OF PRESENTATION

     For financial reporting purposes, the Exchange and the Contribution (the "Transactions") are deemed to be effective on March 31, 1991. The statements of operations and cash flows for the years ended December 31, 1993 and 1992 and the nine months ended December 31, 1991 present the results of operations and cash flows of the Company after giving effect to the Transactions. The accompanying statements of operations and cash flows for the three months ended March 31, 1991, representing a combination of certain programming interests and cable television assets of TCI (referred to herein as the "Predecessor Companies"), are presented for comparative purposes.

                            LIBERTY MEDIA CORPORATION
                                 AND SUBSIDIARIES

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     The Company's accounting basis in each share of TCI common stock acquired in the Exchange is $16 (the average of the high and low sales price for shares of both classes of TCI common stock on February 6, 1991, the record date of the Exchange Offers). The Company's interests in the cable television programming businesses and cable television systems received in the Contribution were accounted for utilizing the predecessor cost of TCI. The excess of the aggregate issue amount of the preferred stock issued to TCI over the restated historical basis (see notes 6, 9, and 13) in the net assets received in the Contribution is accounted for by the Company similar to a "preferential dividend" by deducting such amount from stockholders' equity.

     The following table reflects the recapitalization (after giving effect to the restatements described in notes 6, 9 and 13) resulting from the Transactions (amounts in thousands):

    Combined net equity of Predecessor Companies prior to Transactions.......  $ 500,901
    Liberty common stock issued in the Exchange..............................    183,223
    Redeemable preferred stock issued in connection with the Contribution....   (624,295)
    Deferred tax liability for temporary difference arising from difference
      in book and tax basis of TCI common stock received in the Exchange.....    (31,458)
    Cash contributed by TCI..................................................     10,583
                                                                               ---------
    Initial common stockholders' equity of Liberty subsequent to the
      Transactions...........................................................  $  38,954
                                                                               ---------
                                                                               ---------

     The subsidiaries of TCI which were contributed to the Company are separately operated. As such, there were no material expenses incurred by TCI on behalf of these subsidiaries. Therefore, no allocation of expenses (other than the allocation of income taxes described in note 13) has been reflected in the financial statements of the Predecessor Companies.

     On March 12, 1992, the shareholders of the Company voted to adopt a plan of recapitalization (the "Recapitalization") by approving amendments to the Company's Restated Certificate of Incorporation. The effect of the Recapitalization has been reflected retroactively to December 31, 1991.

                            LIBERTY MEDIA CORPORATION
                                 AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     Pursuant to the Recapitalization, among other things, each outstanding share of Liberty's common stock was reclassified and exchanged into 20 shares of the same class of Liberty common stock and two shares of Class E Preferred Stock. Subsequently, Liberty effected the following stock splits each in the form of a stock dividend (together with the Recapitalization, the "Stock Splits"): (i) On December 3, 1992, each stockholder received three additional shares for each share they held of record on November 23, 1992; and (ii) on March 17, 1993 each stockholder received one additional share for each share they held of record on March 10, 1993. The share amounts throughout the notes to the consolidated financial statements have been adjusted to give effect to the Stock Splits.

     Certain amounts have been reclassified for comparability with the 1993 presentation.

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     Cash equivalents consist of investments which are readily convertible into cash and have original maturities of three months or less.

  Trade and Other Receivables

     A sales program with a deferred payment arrangement, "flex-pay," allows customers to charge their purchase to third party credit cards in installments, generally over three consecutive months. Flex-pay receivables at December 31, 1993 were $15,547,000.

  Inventories, net

     Inventories, consisting of products held for sale, are valued at the lower of cost or market, cost being determined using the first-in, first-out method. Cost includes freight, certain warehousing costs and other allocable overhead. Market is determined on the basis of replacement cost or net realizable value, giving consideration to obsolescence and other factors. The inventory balances are presented net of a reserve of $25,246,000 at December 31, 1993.

  Investments

     Investments in which the ownership interest is less than 20% are generally carried at cost. For those investments in affiliates in which the Company's voting interest is 20% to 50%, the equity method of accounting is generally used. Under this method, the investment,

                             LIBERTY MEDIA CORPORATION
                                  AND SUBSIDIARIES

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


originally recorded at cost, is adjusted to recognize the Company's share of net earnings or losses of the affiliates as they occur rather than as dividends or other distributions are received, limited to the extent of the Company's investment in, advances to and guarantees for the investee. The Company's share of net earnings or losses of affiliates includes the amortization of purchase adjustments.

  Property and Equipment

     Property and equipment, including significant improvements, is stated at cost which includes acquisition costs allocated to tangible assets acquired. Construction costs, including interest during construction and applicable overhead, are capitalized. Interest capitalized during the periods presented was not material.

     Depreciation is computed on a straight-line basis using estimated useful lives of 5 to 15 years for cable distribution systems, 3 to 40 years for support equipment and buildings and 6 to 13 years for computer and broadcast equipment.

     Repairs and maintenance and any gains or losses on disposition of assets in their entirety are included in operations. However, recognition of gains on sales of properties to affiliates accounted for under the equity method is deferred in proportion to the Company's ownership interest in such affiliates.

  Franchise Costs

     Franchise costs include the difference between the cost of acquiring cable television systems and amounts assigned to their tangible assets. Such amounts are generally amortized on a straight-line basis over 40 years. Costs incurred by Liberty in obtaining franchises are being amortized on a straight-line basis over the life of the franchise, generally 10 to 20 years.

  Excess Cost Over Acquired Net Assets

     Excess cost over acquired net assets consists of the difference between the cost of acquiring programming entities and amounts assigned to their tangible assets. Such amounts are amortized on a straight-line basis over 30 years.

  Other Intangible Assets

     Other intangible assets consist of amounts assigned to covenants not to compete and amounts (in excess of tangible assets) assigned to sports program rights agreements, affiliate agreements and distribution agreements. The amounts assigned to these agreements are amortized over the respective lives of the agreements ranging from 1 to 10 years.

  Net Sales

     Net Sales include merchandise sales and shipping and handling revenues, and are reduced by incentive discounts and sales returns to arrive at net sales. The Company's sales policy allows merchandise to be returned at the customer's discretion, generally up to 30 days after the date of sale. An allowance for returned merchandise is provided based upon past experience.

  Restated Financial Statements for Implementation of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes"

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 ("Statement No. 109"), "Accounting for Income Taxes" and has applied the provisions of Statement No. 109 retroactively to Liberty and the Predecessor Companies to January 1, 1986. The accompanying 1992 and 1991 consolidated financial statements and related notes have been restated to reflect the implementation of Statement No. 109. See note 13.

PRIMARY AND FULLY DILUTED EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE

     Loss per common share attributable to common shareholders for the years ended December 31, 1993 and 1992 was computed by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding (130,574,056 and 123,391,426, respectively). Common stock equivalents were not included in the computation of weighted average shares outstanding because their inclusion would be anti-dilutive.

     Primary earnings per common and common equivalent share attributable to common shareholders for the nine months ended December 31, 1991 was computed by dividing net earnings attributable to common shareholders by the weighted average number of common and common equivalent shares outstanding of 120,682,737.

                              LIBERTY MEDIA CORPORATION
                                   AND SUBSIDIARIES

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     Fully diluted earnings per common and common equivalent share attributable to common shareholders was computed by dividing earnings attributable to common shareholders by the weighted average number of common and common equivalent shares outstanding (120,878,097 for the nine months ended December 31, 1991). Shares issuable upon conversion of the Class A Redeemable Convertible Preferred Stock (the "Class A Preferred Stock") have not been included in the 1991 computation of weighted average shares outstanding as their inclusion would be anti-dilutive.

(4) SUPPLEMENTAL DISCLOSURE TO CONSOLIDATED STATEMENTS OF CASH FLOWS RELATING TO THE TRANSACTIONS

                                                                             AMOUNTS IN
                                                                              THOUSANDS
                                                                         -------------------
    Cash Prior to the Transactions.....................................        $ 7,294
      Repayment of amounts due from TCI and cash contributed by TCI....         50,000
                                                                            ----------
    Cash subsequent to the Transactions................................        $57,294
                                                                            ----------
                                                                            ----------

(5)  SUPPLEMENTAL DISCLOSURES TO CONSOLIDATED STATEMENTS OF CASH FLOWS

     Cash paid for interest was $20,354,000, $4,373,000, $2,219,000 and
$1,493,000 for the years ended December 31, 1993 and 1992, the nine months ended December 31, 1991 and the three months ended March 31, 1991, respectively. Cash paid for income taxes during the years ended December 31, 1993 and 1992 was $6,621,000 and $3,336,000, respectively. Cash paid for income taxes during the remaining periods was not material.

                                       LIBERTY MEDIA CORPORATION
                                            AND SUBSIDIARIES

                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



     Significant noncash investing and financing activities:

                                                                                              PREDECESSOR
                                                               LIBERTY                         COMPANIES
                                             --------------------------------------------    -------------
                                                                             NINE MONTHS     THREE MONTHS
                                              YEAR ENDED      YEAR ENDED        ENDED            ENDED
                                             DECEMBER 31,    DECEMBER 31,    DECEMBER 31,      MARCH 31,
                                                 1993            1992            1991            1991
                                             ------------    ------------    ------------    -------------
                                                                (AMOUNTS IN THOUSANDS)
Cash paid for acquisitions:
  Fair value of assets acquired............   $  686,200       $ 64,602        $     --         $    --
  Net liabilities assumed..................     (197,536)        (7,586)             --              --
  Deferred tax asset recorded upon
     acquisition...........................        1,115             --              --              --
  Common stock issued for acquisition......     (123,000)            --              --              --
  Noncash contribution for acquisition.....      (32,673)            --              --              --
  Minority interests in equity of
     acquired entities.....................      (69,926)            --              --              --
                                             ------------    ------------    ------------    -------------
                                              $  264,180       $ 57,016        $     --         $    --
                                             ------------    ------------    ------------    -------------
                                             ------------    ------------    ------------    -------------
Cash resulting from consolidation of a
  certain affiliate net of payment
  therefor:
  Fair value of assets acquired............   $       --       $(26,186)       $     --         $    --
  Net liabilities assumed..................           --         27,485              --              --
  Payment for additional interest..........           --            (30)             --              --
                                             ------------    ------------    ------------    -------------
                                              $       --       $  1,269        $     --         $    --
                                             ------------    ------------    ------------    -------------
                                             ------------    ------------    ------------    -------------
Liberty Class A common stock issued upon
  conversion of preferred stock............   $   12,767       $     --        $     --         $    --
                                             ------------    ------------    ------------    -------------
                                             ------------    ------------    ------------    -------------
Note issued in exchange for Liberty Class A
  common stock.............................   $   18,539       $     --        $     --         $    --
                                             ------------    ------------    ------------    -------------
                                             ------------    ------------    ------------    -------------
Notes issued in redemption of preferred
  stocks...................................   $  163,057       $     --        $     --         $    --
                                             ------------    ------------    ------------    -------------
                                             ------------    ------------    ------------    -------------
Accreted and unpaid preferred stock
  dividends................................   $   30,348       $ 41,631        $ 24,499         $    --
                                             ------------    ------------    ------------    -------------
                                             ------------    ------------    ------------    -------------
Redemption of preferred stock in exchange
  for TCI Class A common stock.............   $       --       $     --        $ 91,611         $    --
                                             ------------    ------------    ------------    -------------
                                             ------------    ------------    ------------    -------------
Note received upon exercise of stock
  option...................................   $       --       $     --        $ 25,500         $    --
                                             ------------    ------------    ------------    -------------
                                             ------------    ------------    ------------    -------------
Note issued in exchange for investment in
  affiliate................................   $       --       $     --        $  4,322         $    --
                                             ------------    ------------    ------------    -------------
                                             ------------    ------------    ------------    -------------
TCI common stock received as partial
  repayment of note and interest
  receivable...............................   $       --       $     --        $ 12,195         $    --
                                             ------------    ------------    ------------    -------------
                                             ------------    ------------    ------------    -------------
Partial repayment of note receivable with
  common stock of an affiliate.............   $       --       $     --        $ 18,867         $    --
                                             ------------    ------------    ------------    -------------
                                             ------------    ------------    ------------    -------------
Deferred tax liability recorded as a
  reduction to paid-in capital.............   $       --       $     --        $  5,298         $    --
                                             ------------    ------------    ------------    -------------
                                             ------------    ------------    ------------    -------------
Deferred tax asset recorded as an increase
  to retained earnings.....................   $       --       $     --        $ 11,849         $    --
                                             ------------    ------------    ------------    -------------
                                             ------------    ------------    ------------    -------------
Transfers of assets (other than in the
  Contribution), net of liabilities, from
  TCI......................................   $       --       $     --        $     --         $ 3,763
                                             ------------    ------------    ------------    -------------
                                             ------------    ------------    ------------    -------------

                                    LIBERTY MEDIA CORPORATION
                                         AND SUBSIDIARIES

        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(6)  INVESTMENTS IN AFFILIATES

     Summarized unaudited financial information for affiliates accounted for under the equity method, which operate in three related industries (see note 19) is as follows:

                                                               DECEMBER 31,       DECEMBER 31,
                                                                   1993               1992
                                                               ------------       ------------
                                                               (AMOUNTS IN THOUSANDS)
    Combined Financial Position
      Property and equipment, net............................   $  438,958         $  661,546
      Franchise costs, net...................................      678,232            623,904
      Investments............................................      362,748            243,675
      Feature film inventory.................................      112,183             60,217
      Cable distribution rights..............................       99,579            116,557
      Excess costs, other intangibles and other assets.......      911,794            620,582
                                                               ------------       ------------
              Total assets...................................   $2,603,494         $2,326,481
                                                               ------------       ------------
                                                               ------------       ------------
      Debt...................................................   $1,633,207         $1,613,345
      Due to Liberty.........................................        4,254              3,848
      Feature film rights payable............................      104,096             38,578
      Other liabilities......................................      506,072            437,249
      Owners' equity.........................................      355,865            233,461
                                                               ------------       ------------
              Total liabilities and equity...................   $2,603,494         $2,326,481
                                                               ------------       ------------
                                                               ------------       ------------


                                                                                            PREDECESSOR
                                                            LIBERTY                          COMPANIES
                                         ----------------------------------------------     ------------
                                                                           NINE MONTHS      THREE MONTHS
                                          YEAR ENDED       YEAR ENDED         ENDED            ENDED
                                         DECEMBER 31,     DECEMBER 31,     DECEMBER 31,      MARCH 31,
                                             1993             1992             1991             1991
                                         ------------     ------------     ------------     ------------
                                         (AMOUNTS IN THOUSANDS)
Combined Operations
  Revenue..............................  $  2,131,210     $  1,834,965      $  952,889       $  404,221
  Operating expenses...................    (1,595,103)      (1,383,782)       (624,087)        (311,599)
  Depreciation and amortization........      (199,304)        (202,235)       (165,212)         (47,326)
                                         ------------     ------------     ------------     ------------
          Operating income.............       336,803          248,948         163,590           45,296
  Interest expense.....................       (87,544)        (120,618)       (129,909)         (42,296)
  Other, net...........................      (128,075)         (73,174)        (28,802)          (7,262)
                                         ------------     ------------     ------------     ------------
          Net earnings (loss)..........  $    121,184     $     55,156      $    4,879       $   (4,262)
                                         ------------     ------------     ------------     ------------
                                         ------------     ------------     ------------     ------------

                               LIBERTY MEDIA CORPORATION
                                    AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     The following table reflects the carrying value of the Company's investments accounted for under the equity method, including related receivables:

                                                                 DECEMBER 31,     DECEMBER 31,
                                                                     1993             1992
                                                                 ------------     ------------
                                                                 (AMOUNTS IN THOUSANDS)
    QVC, Inc. ("QVC")..........................................    $ 60,397         $ 58,509
    Kansas City Cable Partners ("KCCP")........................     (33,618)          35,860
    US Cable of Lake County ("Lake County")....................      25,650           25,013
    Columbia Associates, L.P. ("Columbia").....................       7,720           12,975
    Lenfest Communications, Inc. ("Lenfest")...................      16,508           23,217
    Mile Hi Cablevision Associates, Ltd. ("Mile Hi") (see note
      9).......................................................          --           32,689
    The Cable Partnerships of Country Cable and Knight-Ridder
      Cablevision, Inc. (SCI Cable Partners and TKR Cable
      Company) (collectively referred to as "TKR").............      34,270           22,912
    Sunshine Network Joint Venture ("Sunshine")................       9,131           12,202
    American Movie Classics Company ("AMC")....................     (11,026)         (22,125)
    Sioux Falls Cable Television ("Sioux Falls")...............     (11,675)         (13,463)
    SportsChannel Chicago Associates ("Sports")................      32,561           31,385
    Home Team Sports Limited Partnership ("HTS")...............       4,610           10,958
    Other investments..........................................      17,012            9,403
                                                                 ------------     ------------
                                                                   $151,540         $239,535
                                                                 ------------     ------------
                                                                 ------------     ------------

     The common stock of QVC is publicly traded. At December 31, 1993, based on the trading price of QVC common stock, the Company's investment in QVC had a market value of $402,543,000 (which exceeded its cost by $342,146,000) (excluding the effect of the Diller option described below).

                          LIBERTY MEDIA CORPORATION
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     The following table reflects the Company's share of earnings (losses) of each of the aforementioned affiliates:

                                                                                             PREDECESSOR
                                                             LIBERTY                          COMPANIES
                                          ----------------------------------------------     ------------
                                                                            NINE MONTHS      THREE MONTHS
                                           YEAR ENDED       YEAR ENDED         ENDED            ENDED
                                          DECEMBER 31,     DECEMBER 31,     DECEMBER 31,      MARCH 31,
                                              1993             1992             1991             1991
                                          ------------     ------------     ------------     ------------
                                          (AMOUNTS IN THOUSANDS)
QVC.....................................    $ 13,978         $ 13,217         $  6,911         $ (1,260)
KCCP....................................      10,522            8,805            4,869            1,498
Lake County.............................         637           (1,050)              --               --
Columbia................................      (5,256)         (10,849)            (881)          (1,234)
Lenfest.................................      (6,710)          (8,843)          (3,588)          (1,197)
Mile Hi.................................        (380)          (2,337)          (1,480)            (746)
TKR.....................................      11,358           10,870            5,533              142
Sunshine................................        (957)          (1,055)          (1,833)            (433)
AMC.....................................      11,313            7,839            5,911            1,948
Sioux Falls.............................       1,788            1,532            1,229              598
Sports..................................       5,859            3,348               --               --
HTS.....................................      (7,076)             748              271             (162)
Other...................................      (1,032)          (4,410)          (2,987)          (1,568)
                                          ------------     ------------     ------------     ------------
                                            $ 34,044         $ 17,815         $ 13,955         $ (2,414)
                                          ------------     ------------     ------------     ------------
                                          ------------     ------------     ------------     ------------

                               LIBERTY MEDIA CORPORATION
                                    AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     On November 11, 1993, Liberty entered into an agreement with the staff of the Federal Trade Commission pursuant to which Liberty agreed to divest all of its equity interests in QVC during an 18 month time period if QVC was successful in its offer to buy Paramount Communications, Inc. ("Paramount") and not to vote or otherwise exercise or influence control over QVC until such time as QVC withdrew its offer for Paramount. Simultaneously, Liberty agreed to withdraw from a stockholders agreement pursuant to which Liberty and certain other stockholders exercised control over QVC (the "Stockholders' Agreement"). On February 15, 1994, QVC terminated its offer for Paramount. Upon termination of such offer, Liberty has the right to be reinstated as a party to the Stockholders' Agreement so long as such option is exercised within 90 days after such termination. However, Liberty has not yet determined if it will rejoin the control group under the Stockholders' Agreement.

     On November 16, 1993, Liberty sold 1,690,041 shares of common stock of QVC to Comcast Corporation ("Comcast") for aggregate consideration of approximately $31,461,000. The sale to Comcast reduced Liberty's interest in QVC common stock (on a fully diluted basis) from 21.6% to 18.5%. Liberty continues to account for its investment in QVC under the equity method, although it no longer exercises significant control over such affiliate, pending the determination of whether it will rejoin the control group under the Stockholders' Agreement. Liberty will change to the cost method of accounting in the event it elects not to be reinstated as a party to the Stockholders' Agreement.

     Certain of the shares of stock of QVC owned by Liberty are subject to repurchase by QVC in the event that commitments to carry its programming are not met. Approximately 46% of the shares which the Company holds or would hold upon exercise or conversion of convertible securities, are "unvested" and are subject to such repurchase rights by QVC. QVC's repurchase rights with respect to QVC securities held by the Company are exercisable over a period of time, ending in the year 2004, if certain carriage commitments made by Satellite Services, Inc., ("SSI"), an indirect wholly owned subsidiary of TCI, are not met. Under the terms of a certain agreement pursuant to which the Company acquired from TCI a substantial number of the QVC securities it now beneficially owns, TCI has agreed to reimburse the Company in the event QVC exercises its right to repurchase certain of the "unvested" shares. Such reimbursement will be based on the value assigned such shares when the Company acquired them from TCI, which is substantially below the current market price of such shares. Pursuant to an agreement with Comcast and Mr. Barry Diller ("Diller"), Liberty may be required to sell approximately 1.63 million shares of QVC common stock to Diller. The purchase price under the Diller purchase right is $34.082 per share.

                             LIBERTY MEDIA CORPORATION
                                  AND SUBSIDIARIES

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     During 1992, AMC distributed $39,000,000 to the Company. The Company recorded the amount received as a reduction of its investment in AMC. On September 16, 1993, Liberty announced that one of its subsidiaries received notice from Rainbow Program Enterprises ("Rainbow") that Rainbow had elected to purchase Liberty's 50% partnership interest in AMC under the terms of a buy/sell provision contained in the AMC partnership agreement. Liberty expects to receive net pre tax cash proceeds of approximately $170 million from the sale and an additional $5 million from a buy-out of Liberty's consulting agreement with AMC. The $170 million cash proceeds consist of $195 million sales price reduced by Liberty's proportionate share of AMC's debt. On March 9, 1994 Liberty and Rainbow agreed to a postponement of the closing of the sale until May 31, 1994. Liberty and Rainbow are continuing their discussions regarding other possible transactions which, if consummated, may result in the parties amending or terminating the sale by Liberty of its AMC partnership interest.

     On October 1, 1993 KCCP made an $80,000,000 distribution to the Company. The Company recorded the amount received as a reduction of its investment in KCCP. Approximately $63,174,000 was used to repay a note payable to KCCP, including accrued interest.

     TKR and Lenfest adopted Statement No. 109 in 1993 and have applied the provisions of Statement No. 109 on a retroactive basis. Liberty's (and the Predecessor Companies') investment, results of operations and stockholders' equity were adjusted retroactively to reflect Liberty's share of the restated results of operations of TKR and Lenfest. Upon restatement of Liberty's (and the Predecessor Companies') share of earnings (losses) of Lenfest and TKR, the Company's net earnings was increased by approximately $4,562,000 for the year ended December 31, 1992. The Company's net earnings was reduced through a charge of approximately $1,966,000 and $656,000 for the nine months ended December 31, 1991 and the three months ended March 31, 1991, respectively.

     During 1992, the Company increased its investment in Lenfest and adopted the equity method of accounting for its investment in Lenfest, which was previously accounted for under the cost method. Accordingly, Liberty's (and the Predecessor Companies') investment, results of operations and stockholders' equity were adjusted retroactively to reflect the equity method of accounting. As of December 31, 1992, the Company reduced the carrying amount of its investment in Lenfest by $56 million.

     Certain of the Company's affiliates are general partnerships and any subsidiary of the Company that is a general partner in a general partnership is, as such, liable as a matter of partnership law for all debts (other than non-recourse debts) of that partnership in the event liabilities of that partnership were to exceed its assets.

                              LIBERTY MEDIA CORPORATION
                                   AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


(7)  OTHER INVESTMENTS

     Other investments, accounted for under the cost method, and related receivables, are summarized as follows:

                                                                          DECEMBER 31,
                                                                     ----------------------
                                                                       1992         1993
                                                                     ---------    ---------
    Limited partnership interest and related receivables...........  $   3,647      $43,109
    Marketable equity securities(a)................................     25,811        8,841
    Convertible debt, accrued interest and preferred stock
      investment...................................................     46,457       46,459
    Note receivable including accrued interest(b)..................    132,303           --
    Receivable for redemption of preferred stock investment........         --      112,583
    Other investments and related receivables......................     12,000        2,001
                                                                     ---------    ---------
                                                                     $ 220,218     $212,993
                                                                     ---------    ---------
                                                                     ---------    ---------

- ---------------
(a) The marketable equity securities, which are being accounted for at the lower of cost or market, had an aggregate market value of $111,549,000 and $55,825,000 (which exceeded cost by $85,738,000 and $46,984,000) at
     December 31, 1993 and December 31, 1992, respectively.

(b) In December 1992, Home Shopping Network, Inc. ("HSN"), a cost investment of the Company at that time and a consolidated subsidiary of the Company at December 31, 1993 (see note 9), distributed the capital stock of Silver King Communications, Inc. ("SKC"), formerly a wholly owned subsidiary of HSN, to their stockholders of record, including Liberty. This transaction was treated as a stock dividend by HSN. At the time of said dividend, intercompany indebtedness in an amount of approximately $135 million owed by SKC to HSN was converted into a secured long-term senior loan to SKC (a cost investment of the Company).

                            LIBERTY MEDIA CORPORATION
                                 AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


          Such loan is evidenced by a promissory note, the terms of which are governed by a loan agreement and the liability evidenced thereby is secured by substantially all of SKC's assets, and bears interest on the unpaid principal amount at 9.5% per annum. The note is payable in equal monthly installments of principal and interest over fifteen years.

     Management of the Company estimates that the market value, calculated utilizing a multiple of cash flow approach or publicly quoted market prices, of all of the Company's other investments aggregated $406 million and $338 million at December 31, 1993 and 1992, respectively, including amounts previously disclosed for marketable equity securities. No independent external appraisals were conducted for those assets which were valued utilizing a multiple of cash flow approach.

     In May 1993 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective for fiscal years beginning after December 15, 1993. Under the new rules, debt securities that the Company has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities that the Company does not have the positive intent and ability to hold to maturity and all marketable equity securities are classified as available-for-sale or trading and carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried as a separate component of stockholders' equity. Unrealized holding gains and losses on securities classified as trading are reported in earnings.

     Presently, the Company has no debt securities. Marketable equity securities are currently reported at the lower of cost or market and net unrealized losses are reported in earnings. The Company will apply the new rules starting in the first quarter of 1994. Application of the new rules will result in an estimated increase of $120,653,000 in stockholders' equity as of January 1, 1994, representing the recognition of unrealized appreciation, net of taxes, for the Company's investment in equity securities determined to be available-for-sale (including its investment in TCI common stock described below), previously carried at lower of cost or market.

(8)  INVESTMENT IN TCI COMMON STOCK

     The Company holds 2,988,009 shares of TCI class A common stock and 3,537,712 shares of TCI class B common stock. At December 31, 1993 and 1992, the market value of the Company's investment in TCI amounted to $209,785,000 and $140,440,000, respectively, based on its publicly quoted market price.

                            LIBERTY MEDIA CORPORATION
                                 AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     Certain of the TCI common stock is held in escrow for delivery upon exchange of the Liberty Class B Redeemable Exchangeable Preferred Stock (the "Class B Preferred Stock"). Pending such exchange and provided that the Company is not in default of its obligations to redeem, exchange or purchase shares of the Class B Preferred Stock, the Company has the right to vote the TCI common stock held in escrow on all matters submitted for a vote to the holders of TCI common stock.

(9)  ACQUISITIONS

     On February 11, 1993, Liberty acquired 20,000,000 shares of the Class B Stock of HSN from RMS Limited Partnership ("RMS") for $58,000,000 in cash and 8,000,000 shares of Liberty Class A common stock. Liberty had previously acquired shares of common stock of HSN in 1992. Such common stock acquired in 1992 and the Class B Stock acquired represented 23.5% of the common equity and 65.6% of the controlling voting interest of HSN as of the date of acquisition. As a result of the acquisition of the controlling voting interest, HSN became a consolidated subsidiary of the Company for financial reporting purposes.

     On June 1, 1993, Liberty completed the purchase of approximately 16,000,000 shares of HSN common stock at a price of $7 per share. The shares had been tendered pursuant to a tender offer initiated by the Company in April 1993.

     On March 15, 1993, Mile Hi Cable Partners, L.P. ("New Mile Hi") completed the acquisition of all the general and limited partnership interests in Mile Hi, the owner of the cable television system serving Denver, Colorado. New Mile Hi is a limited partnership formed among Community Cable Television ("CCT") a general partnership owned 50.001% by the Company and 49.999% by TCI, (78% limited partnership interest), Daniels Communications, Inc. ("DCI") (1% limited partner) and P & B Johnson Corp. ("PBJC") (21% general partnership interest), a corporation controlled by Robert L. Johnson, a member of the Company's Board of Directors. New Mile Hi is a consolidated subsidiary of the Company for financial reporting purposes. Liberty's investment in Mile Hi, which was previously accounted for under the cost method, was received from TCI in the Transactions. As a result of the aforementioned acquisition of Mile Hi, Liberty's (and the Predecessor Companies') investment, results of operations and stockholders' equity were adjusted retroactively to reflect Liberty's share of historical losses of Mile Hi adjusted for the amortization of the excess cost over Liberty's share of Mile Hi's historical net book value. In addition, Liberty's (and the Predecessor Companies') investment, results of operations and stockholders' equity were adjusted retroactively to reflect previously reserved interest income on a loan receivable of approximately $50 million

                           LIBERTY MEDIA CORPORATION
                                AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


(including accrued interest) (the "Mile Hi Note") at the time of consolidation of New Mile Hi. The Mile Hi Note was eliminated upon consolidation. Upon restatement of Liberty's share of historical losses of Mile Hi, net of the restatement of previously reserved interest income on the Mile Hi Note, the Company's net earnings was increased by approximately $1,397,000, $1,111,000 and $220,000 for the year ended December 31, 1992, the nine months ended December 31, 1991 and the three months ended March 31, 1991, respectively.

     Prior to the acquisition, the Company, through a wholly owned subsidiary, indirectly owned a 32.175% interest in Mile Hi through its ownership of a limited partnership interest in Daniels & Associates Partners Limited ("DAPL"), one of Mile Hi's general partners. DAPL was liquidated on March 12, 1993, at which time a subsidiary of Liberty (and partner in DAPL) received a liquidating distribution consisting of its proportionate interest in DAPL's partnership interest in Mile Hi, representing the aforementioned 32.175% interest in Mile Hi. The subsidiary of Liberty also received the Mile Hi Note in novation of a loan receivable from DAPL in an equal amount. The subsidiary then was merged into Liberty Cable Partner, Inc. ("LCP") a wholly owned subsidiary of the Company and a general partner of CCT.

     The total value of the acquisition was approximately $180 million. Of that amount, approximately $70 million was in the form of Mile Hi debt paid at the closing. Another $50 million was in the form of the Mile Hi Note, which debt was assumed by New Mile Hi and then by CCT. Of the remaining $60 million, approximately $40 million was paid in cash to partners in Mile Hi in exchange for their partnership interests. The remaining $20 million of interest in Mile Hi was acquired by New Mile Hi through the contribution by LCP to CCT and by CCT to New Mile Hi of the 32.175% interest in Mile Hi received in the DAPL liquidation and by DCI's contribution to New Mile Hi of a 0.4% interest in Mile Hi.

     Of the $110 million in cash required by New Mile Hi to complete the transaction, $105 million was loaned to New Mile Hi by CCT and $5 million was provided by PBJC as a capital contribution to New Mile Hi. Of the $5 million contributed by PBJC, approximately $4 million was provided by CCT through loans to Mr. Johnson and trusts for the benefit of his children. CCT funded its loans to New Mile Hi and the Johnson interests by borrowing $93 million under its revolving credit facility and by borrowing $16 million from TCI in the form of a subordinated note.

     The acquisitions of HSN and all the general and limited partnership interests in Mile Hi were accounted for by the purchase method. Accordingly, the results of operations of

                       LIBERTY MEDIA CORPORATION
                            AND SUBSIDIARIES

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


such acquired entities have been consolidated with those of the Company since their respective dates of acquisition. On a pro forma basis the Company's revenue would have been increased by approximately $111,208,000 and $1,106,394,000 for the years ended December 31, 1993 and 1992, respectively, had the acquisition occurred prior to January 1, 1992. Earnings before extraordinary item, on a pro forma basis would have been decreased by approximately $9,378,000 and $25,074,000 for the years ended December 31, 1993 and 1992, respectively. Net loss attributable to common shareholders and loss per common share would have increased by $14,429,000 and $0.11, respectively, for the year ended December 31, 1993. Net loss attributable to common shareholders and loss per common share would have increased by $24,508,000 and $0.19, respectively for the year ended December 31, 1992. The foregoing unaudited pro forma financial information was based upon historical results of operations adjusted for acquisition costs and, in the opinion of management, is not necessarily indicative of the results had the Company operated the acquired entities since prior to January 1, 1992.

(10)  LITIGATION SETTLEMENTS

     The Company has reached agreements in principle to settle certain lawsuits related to HSN. Under the terms of the settlements, the Company will pay approximately the following (amounts in thousands):

    Civil actions pending Court approval in Delaware and Colorado to be paid by the parent...............................................................  $13,000
    Civil actions pending Court approval in the United Stated District Court
      for the Middle District of Florida to be paid by HSN.....................    8,500
    Settlement to Western Hemisphere, Inc. to be paid by HSN...................    4,500
    Settlements to be paid by HSN which will be reimbursed by Roy M. Speer,
      former chairman of the board of HSN......................................    3,000
                                                                                 -------
         Accrued litigation settlements........................................  $29,000
                                                                                 -------
                                                                                 -------

                              LIBERTY MEDIA CORPORATION
                                   AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     Any attorneys' fees awarded by the Courts to the plaintiffs' attorneys in such actions will be paid out of the above amounts. The portion of the accrued litigation settlements to be paid by the parent which will be paid to the class who sold shares of HSN common stock to Liberty as part of the June 1, 1993 purchase (approximately $5.5 million) (see note 9), was capitalized as additional acquisition costs. The portion of the accrued litigation settlements to be paid by HSN were capitalized by the Company as additional acquisition costs. A receivable amounting to $3 million has been recorded by the Company in anticipation of reimbursement by Roy M. Speer.

(11)  DEBT

     Debt is summarized as follows:

                                                        WEIGHTED AVERAGE          DECEMBER 31,
                                                        INTEREST RATE AT      ---------------------
                                                        DECEMBER 31, 1993       1993         1992
                                                        -----------------     --------     --------
                                                                                   (AMOUNTS IN
                                                                              THOUSANDS)
Parent company debt:
  Note payable to TCI (a).............................        11.6%           $ 76,952     $     --
  Note payable to TCI (b).............................         6.0%            104,644           --
                                                                              --------     --------
Debt of subsidiaries:.................................                         181,596           --
  Note payable to TCI (c).............................         6.0%              4,322        4,322
                                                                              --------     --------
          Debt due TCI................................                         185,918        4,322
                                                                              --------     --------
  Note payable to bank (d)............................         7.3%              5,815        6,257
  Note payable to bank (e)............................         4.4%             23,425       25,954
  Note payable to bank (f)............................         4.7%             79,500       25,000
  Liability to seller (g).............................           --             19,637       19,637
  Unsecured note payable (h)..........................         6.0%                545        1,635
  Convertible note payable (i)........................        10.0%             13,131       12,121
  Notes payable to bank (j)...........................         5.5%            110,000           --
  Note payable to affiliate...........................           --                 --       61,391
  Note payable to bank................................           --                 --        7,000
  Other debt, with varying rates and maturities.......         8.9%              8,127        4,335
                                                                              --------     --------
                                                                               260,180      163,330
                                                                              --------     --------
                                                                              $446,098     $167,652
                                                                              --------     --------
                                                                              --------     --------

                                   LIBERTY MEDIA CORPORATION
                                        AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     (a)  Payable by Liberty.

          The notes payable are due on February 1, 1997 and are secured by the Company's partnership interest in CCT and in the Mile Hi Note.

     (b)  Payable by Liberty.

          These notes payable were amended to extend the due date from December 3, 1993 to the earlier of June 30, 1994 or ten days following termination of the proposed business combination of TCI and Liberty (see note 16). From and after maturity, the unpaid amount of these notes will bear interest at 10% per annum, payable on demand.

     (c)  Payable by LMC Chicago Sports, Inc.

          This note is payable on December 31, 1996 and is secured by the Company's general partnership interest in Sports.

     (d) Payable by Command Cable of Eastern Illinois Limited Partnership ("Command").

          This loan is payable in quarterly installments as defined in the related loan agreement, with a final payment on September 30, 1994. The quarterly installments consist of a fixed amount per quarter plus additional principal payments based on a percentage of the previous quarter's cash flow. The loan agreement contains provisions for the maintenance of certain financial ratios and other matters. At December 31, 1993, Command did not meet certain provisions of the note and the bank has the right to declare the loan in default. Command has requested a waiver of these items from the bank. All of Command's cable television assets are pledged as collateral under this loan agreement. The Company's investment in Command has been reduced to zero and therefore a default by Command under its loan agreement will have no material effect on Liberty.

     (e)  Payable by US Cable of Paterson ("Paterson").

          This term loan has quarterly principal payments in increasing amounts through December 31, 1996. In addition to the scheduled quarterly payments, an annual payment may be required based upon the prior year's excess cash flow, as defined. The terms of the agreement include, in addition to other requirements, compliance

                           LIBERTY MEDIA CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     with certain financial ratios and limitations on capital expenditures and leases. The loan is secured and collateralized by the assets of Paterson, the franchise rights, and the assignment of its various leases and contracts.

          Paterson entered into an interest rate swap agreement to reduce the impact of changes in interest rates on its floating rate bank loan payable. This agreement effectively fixes the interest rate on $6 million of its floating rate debt to 8.25% plus the adjustment based on the results of a certain financial ratio, as discussed above. The agreement which had an expiration date of April 18, 1995 was terminated on December 29, 1993 at a cost of $403,000 including approximately $60,000 of accrued interest through the termination date. Such amounts are included in interest expense in the 1993 consolidated statement of operations.

     (f)  Payable by CCT.

          This revolving line of credit provides for borrowings of up to $145,000,000 through March 31, 1995. Such facility provides for mandatory commitment reduction payments through December 31, 1999. The revolving credit facility permits CCT to borrow from the banks to fund acquisitions of cable television systems and for other general purposes, subject to compliance with the restrictive covenants (including ratios of debt to cash flow and cash flow to interest expense) contained in the loan agreement governing the facility.

     (g)  Payable by ARC.

          The liability represents the discounted amount estimated under an "Earnout Rights" agreement. The agreement requires annual payments during a five-year period contingent upon the operations from ARC's "DBS Business," as defined in the agreement. The annual payments equal 86% of the Earnings Before Depreciation, Interest and Income Taxes ("EBDIT"), as defined of the DBS Business over the base EBDIT. The calculated amount required under the agreement is $20 million. At December 31, 1992, the estimated liability was revised to the calculated amount under the agreement. This amount is due on April 30, 1994. ARC has received a $30,000,000 financing commitment from a bank and intends to use a portion of that commitment to repay this obligation. The financing commitment is subject to final documentation, and includes covenants to maintain certain financial ratios and other restrictions. The discount was being deferred and amortized over the life of the agreement using the effective interest method. Amortization of the discount amounted to $520,000, $1,483,000 and $455,000 for the year ended December 31, 1992,

                               LIBERTY MEDIA CORPORATION
                                    AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     the nine months ended December 31, 1991 and the three months ended March 31, 1991, respectively.

     (h)  Payable by LMC Regional Sports, Inc.

          This note is payable in equal quarterly installments through June 30, 1994.

     (i)  Payable by ARC.

          These notes are due December 30, 2000. The notes are convertible, at the option of the holders, into an 11.65% limited partnership interest in ARC.

     (j)  Payable by HSN.

          These notes payable consist of a $60 million unsecured senior term loan, $25 million of which matures on each of June 15, 1994 and 1995 and $10 million of which matures on December 15, 1995; and a $50 million unsecured senior term loan, $25 million of which matures on each of January 31, 1997 and 1998; and a $40 million three-year senior unsecured revolving credit facility. The revolving credit facility provides for yearly extension options at the request of HSN and is subject to the approval of participating banks. At December 31, 1993, $40 million of the senior revolving credit facility remains available. Restrictions contained in the senior term loans and revolving credit agreement include, but are not limited to, limitations on the encumbrance and disposition of assets and the maintenance of various financial covenants and ratios.

          In February and April 1993, HSN drew $140 million under the above mentioned bank financing agreements. These proceeds, together with available working capital of HSN, were used to retire $143,252,000 principal amount of the Unsecured 11 3/4% Senior Notes, due October 15, 1996 (the "Senior Notes"), at 104% of the principal amount plus accrued interest to the redemption date. During August and September of 1993, HSN repaid $30 million of the outstanding balance on the revolving credit facility.

          In 1993, HSN entered into interest rate exchange agreements with certain financial institutions to limit its exposure from interest rate volatility. These agreements have notional principal amounts aggregating $115 million, of which $25 million, $35 million and $30 million of the senior term loans, have fixed maximum variable interest rates if the London Interbank Offering Rate ("LIBOR") exceeds 6% until

                             LIBERTY MEDIA CORPORATION
                                  AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     June 1994, 6% until June 1995 and 7% until October 1995, respectively. The senior unsecured revolving credit facility has a principal amount of $25 million with a fixed maximum variable interest rate if LIBOR exceeds 6% until April 1994. The three month LIBOR rate at December 31, 1993 was 3.3125%.

          On May 11, 1993, HSN retired the remaining $16,915,000 principal balance of its Unsecured 5 1/2% Convertible Subordinated Debentures, due April 22, 2002 (the "Debentures"), at 101.83% of the principal amount plus accrued interest to the redemption date.

          The Company recognized extraordinary losses on the early extinguishment of the Senior Notes and the Debentures.

          Certain of Liberty's subsidiaries are subject to loan agreements that prohibit or limit the transfer of funds of such subsidiaries to the parent company in the form of loans, advances or cash dividends.

          Subsidiaries of Liberty pay fees, generally 1/4% to 3/8% per annum, on the average unborrowed portion of the total amount available for borrowings under their bank credit facilities.

          Debt maturities are as follows: 1994 -- $143,454,000; 1995 -- $38,909,000; 1996 -- $21,834,000; 1997 -- $109,941,000 and 1998 --
     $67,014,000.

     (12)  PROMISSORY NOTES

          CCT has a note payable to TCI of approximately $58 million, including accrued interest, due January 1, 2000. The note bears interest at 8% per annum. The note, net of payments made, is reflected as an addition to minority interest in the accompanying consolidated financial statements due to its related party nature. Additionally, CCT has approximately $36 million, including accrued interest, in notes receivable from TCI due January 1, 2000. The notes receivable earn interest at 11.6% per annum. These notes receivable are reflected as a reduction of minority interest in the accompanying consolidated financial statements as they represent subscription notes receivable.

     (13)  INCOME TAXES

          Liberty files a consolidated Federal income tax return with all of its 80% or more owned subsidiaries. Consolidated subsidiaries in which the Company owns less than 80% each

                           LIBERTY MEDIA CORPORATION
                                AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


file a separate income tax return. Liberty and such subsidiaries calculate their respective tax liabilities on a separate return basis which are combined in the accompanying consolidated financial statements.

     The Predecessor Companies were included in the consolidated Federal income tax return of TCI. Income tax expense for the Predecessor Companies was based on those items in the consolidated calculation applicable to the Predecessor Companies. Intercompany tax allocation represented an apportionment of tax expense or benefit (other than deferred taxes) among subsidiaries of TCI in relation to their respective amounts of taxable earnings or losses. The receivable or payable arising from the intercompany tax allocation was recorded as an increase or decrease in amounts due from TCI. Upon consummation of the Transactions, TCI repaid such amounts.

     In connection with the Transactions, TCI and Liberty entered into a tax sharing agreement. TCI agreed to reimburse Liberty for the benefit from investment tax credits and net operating losses generated by Liberty which were utilized in the consolidated Federal income tax return of TCI. Upon the consummation of the Transactions, Liberty was no longer included in the consolidated Federal income tax return of TCI. At that time, all investment tax credits and net operating losses generated by Liberty, but not previously utilized by TCI in TCI's consolidated Federal income tax return, became available for use by Liberty in its own consolidated Federal income tax return.

     Certain of the Federal income tax returns of TCI are presently under examination by the Internal Revenue Service ("IRS") including the years 1979 through the date of the Transactions. These examinations may result in proposed adjustments for additional income taxes relating to Liberty. If and when future settlements with the IRS become final and nonappealable and if adjustments relating to Liberty are required to any consolidated return year as previously filed, Liberty and TCI have agreed to give effect to such adjustments as if they had been made a part of the original calculation of tax liabilities and benefits. Any amount remaining due or previously overpaid shall be paid or refunded as the case may be.

     Certain of the Federal income tax returns of a less than 80% owned subsidiary of Liberty (the "Subsidiary") are presently under examination by the IRS. During 1993, the IRS completed its examination of the Subsidiary's Federal income tax returns for its 1989 and 1988 fiscal years, proposing adjustments of approximately $11 million, not including interest thereon. The adjustments related primarily to issues currently under protest for the Subsidiary's 1987 and 1986 fiscal years, including the Subsidiary's amortization of acquired FCC broadcast licenses and related intangible assets and the Subsidiary's

                          LIBERTY MEDIA CORPORATION
                               AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


deduction of certain royalty payments to a related party. The Subsidiary's management believes that it has valid positions related to the adjustments and intends to vigorously defend its interests. The Subsidiary has protested all proposed adjustments to the Appellate Division of the IRS. Management of the Subsidiary believes that the ultimate resolution of the matters will not have a material effect on the results of operations of the Subsidiary.

     On February 9, 1994, the IRS announced a comprehensive Settlement Initiative which broadly addresses intangibles issues currently being contested by various taxpayers. The intangibles issues currently being protested by the Subsidiary are subject to this Settlement Initiative. At this time, it is not certain whether the IRS will make a settlement offer to the Subsidiary, nor whether the Subsidiary would accept such an offer if made.

     The Financial Accounting Standards Board Statement No. 109 requires a change from the deferred method of accounting for income taxes of APB Opinion No. 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     The Company adopted Statement No. 109 in 1993 and has applied the provisions of Statement No. 109 retroactively to the Predecessor Companies to January 1, 1986. The Company restated its financial statements for January 1, 1986 through March 28, 1991 for the Predecessor Companies and for March 29, 1991 through December 31, 1992 for Liberty. The effect of the implementation of Statement No. 109 was a net increase to stockholders' equity and a reduction to deferred taxes payable of $60,172,000 and $41,802,000 at March 28, 1991 and December 31, 1992, respectively.

                               LIBERTY MEDIA CORPORATION
                                    AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     The financial statements for the years ended December 31, 1992 and 1991 have been restated to comply with the provisions of Statement No. 109. The following summarizes the impact of applying Statement No. 109 on net earnings and net earnings (loss) per common share attributable to common shareholders:

                                                                                          PREDECESSOR
                                                                   LIBERTY                 COMPANIES
                                                        -----------------------------     ------------
                                                                         NINE MONTHS      THREE MONTHS
                                                         YEAR ENDED         ENDED            ENDED
                                                        DECEMBER 31,     DECEMBER 31,      MARCH 31,
                                                            1992             1991             1991
                                                        ------------     ------------     ------------
                                                        (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net earnings as previously reported...................    $ 13,933         $ 42,331         $    613
Effect of restatements:
  Mile Hi and the Mile Hi Note (note 9)...............       2,329            1,851              367
  Lenfest and TKR (note 6)............................       7,603           (3,276)          (1,093)
  Statement No. 109...................................      (1,481)            (585)             339
                                                        ------------     ------------     ------------
          As restated.................................    $ 22,384         $ 40,321         $    226
                                                        ------------     ------------     ------------
                                                        ------------     ------------     ------------
Per share amounts as previously reported..............    $  (0.22)        $   0.15
Effect of restatements:
  Mile Hi and the Mile Hi Note (note 9)...............        0.02             0.02
  Lenfest and TKR (note 6)............................        0.05            (0.03)
  Statement No. 109...................................       (0.01)           (0.01)
                                                        ------------     ------------
          As restated.................................    $  (0.16)        $   0.13
                                                        ------------     ------------
                                                        ------------     ------------

                                         LIBERTY MEDIA CORPORATION
                                              AND SUBSIDIARIES

                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)




     Income tax benefit (expense) consists of:

                                                                                             PREDECESSOR
                                                           LIBERTY                            COMPANIES
                                        ----------------------------------------------       ------------
                                                                          NINE MONTHS        THREE MONTHS
                                         YEAR ENDED       YEAR ENDED         ENDED              ENDED
                                        DECEMBER 31,     DECEMBER 31,     DECEMBER 31,        MARCH 31,
                                            1993             1992             1991               1991
                                        ------------     ------------     ------------       ------------
                                        (AMOUNTS IN THOUSANDS)
Current Federal tax expense...........    $(19,396)        $ (1,253)        $ (1,080)               --
Current state tax expense.............      (4,332)          (1,238)            (700)              (47)
Intercompany tax benefit allocation...          --               --               --                --
                                        ------------     ------------     ------------       ------------
                                           (23,728)          (2,491)          (1,780)              103
Deferred Federal tax benefit
  (expense)...........................      11,423           (6,759)         (12,903)              552
Deferred state tax benefit
  (expense)...........................         783           (1,193)          (2,278)               98
                                        ------------     ------------     ------------       ------------
                                            12,206           (7,952)         (15,181)              650
                                        ------------     ------------     ------------       ------------
                                          $(11,522)        $(10,443)        $(16,961)           $  753
                                        ------------     ------------     ------------       ------------
                                        ------------     ------------     ------------       ------------

     Income tax benefit (expense) differs from the amounts computed by the Federal income tax rate of 35% in 1993 and 34% in all previous periods as a result of the following:

                                                                                             PREDECESSOR
                                                           LIBERTY                            COMPANIES
                                        ----------------------------------------------       ------------
                                                                          NINE MONTHS        THREE MONTHS
                                         YEAR ENDED       YEAR ENDED         ENDED              ENDED
                                        DECEMBER 31,     DECEMBER 31,     DECEMBER 31,        MARCH 31,
                                            1993             1992             1991               1991
                                        ------------     ------------     ------------       ------------
                                        (AMOUNTS IN THOUSANDS)
Computed expected tax benefit
  (expense)...........................    $ (6,478)        $(11,161)        $(19,476)           $  179
Dividends excluded for income tax
  purposes............................         182            4,144            2,849               976
Amortization not deductible for income
  tax purposes........................      (3,944)            (155)            (116)              (39)
Excess executive compensation.........        (689)              --               --                --
Minority interest in consolidated
  corporate subsidiaries..............         386             (132)              40                --
State and local income taxes, net of
  Federal income tax benefit..........      (2,307)          (1,604)          (1,965)               (8)
Effect of change in anticipated state
  tax rate............................       2,043               --               --                --
Effect of change in Federal tax
  rate................................        (707)              --               --                --
Other, net............................          (8)          (1,535)           1,707              (355)
                                        ------------     ------------     ------------       ------------
                                          $(11,522)        $(10,443)        $(16,961)           $  753
                                        ------------     ------------     ------------       ------------
                                        ------------     ------------     ------------       ------------

                                 LIBERTY MEDIA CORPORATION
                                      AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     The significant components of deferred income tax benefit (expense) are as follows:

                                                                                             PREDECESSOR
                                                             LIBERTY                          COMPANIES
                                          ----------------------------------------------     ------------
                                                                            NINE MONTHS      THREE MONTHS
                                           YEAR ENDED       YEAR ENDED         ENDED            ENDED
                                          DECEMBER 31,     DECEMBER 31,     DECEMBER 31,      MARCH 31,
                                              1993             1992             1991             1991
                                          ------------     ------------     ------------     ------------
                                          (AMOUNTS IN THOUSANDS)
Differences in recognition of earnings
  or losses of affiliates for income tax
  and financial statement purposes......    $  3,098         $ (4,679)        $(17,067)        $ (2,564)
Dividend income, including premium on
  redemption, recognized for financial
  statement purposes in excess of income
  recognized for income tax purposes....        (814)          (4,179)            (660)            (153)
Interest income recognized for income
  tax purposes in excess of income
  recognized for financial statement
  purposes..............................          --            4,287            2,509              331
Recognition of deferred gain for
  financial statement purposes in excess
  of gain recognized for income tax
  purposes..............................          --           (9,020)          (4,413)              --
Differences in recognition of
  compensation relating to stock
  appreciation rights and unearned
  compensation arrangements.............       8,517            6,775              560               --
Litigation settlement expenses
  recognized
  for financial statement purposes in
  excess
  of amount recognized for income tax
  purposes..............................       2,766               --               --               --
Inventory costing.......................       4,057               --               --               --
Accrued liabilities for financial
  statement purposes in excess of amount
  recognized for income tax purposes
  attributable primarily to home
  shopping programming services.........       3,200               --               --               --
Generation (utilization) of net
  operating loss, capital loss,
  investment tax credit and alternative
  minimum tax...........................      (8,931)          (1,113)           3,584               70
Change in valuation allowance during the
  period................................        (134)              --               --               --
Differences in depreciation and
  amortization for income tax and
  financial statement purposes..........        (871)              --              300            2,820
Net benefit realized due to change in
  state and Federal income tax rates....       1,336               --               --               --
Other, net..............................         (18)             (23)               6              146
                                          ------------     ------------     ------------     ------------
                                            $ 12,206         $ (7,952)        $(15,181)        $    650
                                          ------------     ------------     ------------     ------------
                                          ------------     ------------     ------------     ------------

                                LIBERTY MEDIA CORPORATION
                                     AND SUBSIDIARIES

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1993 and 1992 are presented below:

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1993         1992
                                                                         --------     --------
                                                                              (AMOUNTS IN
                                                                              THOUSANDS)
Deferred tax assets:
  Net operating and capital loss carryforwards.........................  $  8,833     $ 22,507
  Charitable contribution carryforward.................................       910           --
  Investment tax credit carryforward...................................     3,422        4,905
  Alternative minimum tax carryforward.................................     5,317        2,499
  Investments in affiliates, due principally to losses of affiliates recognized for financial statement purposes in excess of losses
     recognized for income tax purposes................................    44,209       59,819
  Inventory costing....................................................     7,248           --
  Provision for returns and allowance..................................     4,669           --
  Provision for uncollectable amounts..................................     3,193          128
  Future deductible amount attributable to accrued stock appreciation
     rights and deferred compensation..................................    15,240        7,269
  Future deductible amount related to accrued litigation settlements...     2,766           --
  Other future deductible amounts primarily due to non-deductible
     accruals..........................................................     8,672          596
                                                                         --------     --------
     Total gross deferred tax assets...................................   104,479       96,913
                                                                         --------     --------
       Less valuation allowance of deferred tax assets.................     2,017        1,138
                                                                         --------     --------
          Net deferred tax assets......................................   102,462       95,775
                                                                         --------     --------
Deferred tax liabilities:
  Property and equipment, principally due to differences in
     depreciation......................................................     9,274        1,258
  Intangible assets, principally due to differences in amortization....     6,170           --
  Investments in affiliates, due principally to undistributed earnings
     of affiliates.....................................................    88,671      109,491
                                                                         --------     --------
     Total gross deferred tax liabilities..............................   104,115      110,749
                                                                         --------     --------
          Net deferred tax liability...................................  $  1,653     $ 14,974
                                                                         --------     --------
                                                                         --------     --------

     The valuation allowance for deferred tax assets as of December 31, 1992 was $1,138,000.

                              LIBERTY MEDIA CORPORATION
                                   AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     At December 31, 1993, the Company had net operating and capital loss carryforwards for income tax purposes aggregating approximately $23,872,000 which, if not utilized to reduce taxable income in future periods, expire as follows: $8,345,000 in 1997, $15,353,000 in 2004 and $174,000 in 2005.

     At December 31, 1993, the Company had remaining available investment tax credits of approximately $3,422,000 which, if not utilized to offset future Federal income taxes payable, expire at various dates through 2004.

     New tax legislation was enacted in the third quarter of 1993 which, among other matters, increased the corporate Federal income tax rate from 34% to 35%. In addition, the Company recognized the benefit of a reduction in its state income tax rate relating to its receipt of favorable tax rulings from certain state tax authorities. The Company has reflected the tax rate changes in its consolidated statements of operations in accordance with the treatment prescribed by Statement No. 109. Such tax rate changes resulted in a net decrease of $1,336,000 in income tax expense.

(14)  PREFERRED STOCKS SUBJECT TO MANDATORY REDEMPTION REQUIREMENTS

     CLASS A REDEEMABLE CONVERTIBLE PREFERRED STOCK

     The 10,794 shares of Class A Preferred Stock outstanding at December 31, 1992 held by TCI (representing 100% of the issued and outstanding shares at that time) were converted on January 15, 1993 in accordance to its terms, into 4,405,678 shares of Liberty Class A common stock and 55,070 shares of Liberty Class E Preferred Stock. Such Class A Preferred Stock was retired and may not be reissued.

     CLASS B REDEEMABLE EXCHANGEABLE PREFERRED STOCK

     The Company is authorized to issue up to 106,000 shares of the Class B Preferred Stock. The aggregate number of shares of such Class B Preferred Stock that was issued to TCI and outstanding at December 31, 1993 is 105,353 shares (representing 100% of the issued and outstanding shares). The accretion rate for the Class B Preferred Stock is 8.5% per annum, compounded semi-annually.

     At the option of the Company, the shares of the Class B Preferred Stock are redeemable at any time, in whole or in part, at a redemption price equal to the accreted value per share as of the redemption date, payable solely in cash, and at the option of the Company will also be exchangeable, in whole but not in part, for shares of a series of Class F Serial

                         LIBERTY MEDIA CORPORATION
                              AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


Preferred Stock or of any other class or series of preferred stock of the Company then authorized to be issued (the "Convertible Exchangeable Preferred Stock"), the rights, preferences and qualifications of which shall be substantially similar to those of the Class B Preferred Stock as to ranking, voting rights, rights of redemption for cash at the option of the Company and mandatory redemption on March 28, 2006. If the Company elects to issue shares of Convertible Exchangeable Preferred Stock in exchange for Class B Preferred Stock, such shares will be convertible, in whole or in part, at the option of the holder into shares of Liberty Class A common stock, but will not be exchangeable at such holder's option for TCI common stock. The holder will have optional redemption rights equivalent to those for the Class B Preferred Stock, as described below, but the Company will not have the right to satisfy its redemption obligations with respect thereto through the issuance of additional shares of Convertible Exchangeable Preferred Stock. The shares of Convertible Exchangeable Preferred Stock may accrete dividends at a rate different from the accretion rate then applicable to the shares of Class B Preferred Stock for which they are exchanged or may provide for the accrual and payment of cash dividends (which may or may not be cumulative). At the option of the Company, at any time after March 28, 1995, the shares of Convertible Exchangeable Preferred Stock will be exchangeable, in whole but not in part, for subordinated notes of the Company that will be convertible, in whole or in part, at the option of the holder into shares of Liberty Class A common stock (the "Convertible Subordinated Notes"). If the shares of Convertible Exchangeable Preferred Stock that are being exchanged for Convertible Subordinated Notes accrete dividends, then the Convertible Subordinated Notes will be zero coupon notes, the issue price of which shall be equal to the liquidation price of the shares of Convertible Exchangeable Preferred Stock for which they are exchanged as of the date of such exchange, and the principal amount of which shall be equal to the liquidation price of such shares of Convertible Exchangeable Preferred Stock at March 28, 2006. If the shares of Convertible Exchangeable Preferred Stock that are being exchanged for Convertible Subordinated Notes provide for the accrual and payment of cash dividends, the principal amount of such Convertible Subordinated Notes shall be equal to the liquidation price of the shares of Convertible Exchangeable Preferred Stock for which they are exchanged as of the date of such exchange, plus (to the extent not already included in such liquidation price) all accumulated or accrued and unpaid dividends, if any, to the date of such exchange, and interest will accrue, and be payable semiannually, on such principal amount at a rate per annum equivalent to the annual dividend rate for such shares of Convertible Exchangeable Preferred Stock. The terms of the Convertible Subordinated Notes shall otherwise be substantially similar to those of the shares of Convertible Exchangeable Preferred Stock for which they are exchanged, except for such variations as may be appropriate to reflect the differences between debt securities and equity securities and except that such Convertible Subordinated Notes will not be exchangeable for another issue of Convertible Subordinated Notes.

     In addition, at any time after March 28, 1995, the shares of Class B Preferred Stock shall each be exchangeable, at the Company's option, in whole but not in part, for zero coupon subordinated notes of the Company (the "Exchangeable Subordinated Notes"). The principal amount of such Exchangeable Subordinated Notes shall be equal to the accreted value of the shares for which they are exchanged as of March 28, 2006 (rounded down to the nearest $1,000) and the issue price of such Exchangeable Subordinated Notes (plus the amount of any cash adjustment payable in lieu of issuing Notes in other than authorized denominations) shall be equal to the accreted value of such shares as of the date of exchange. The terms of the Exchangeable Subordinated Notes shall otherwise be substantially similar to those of the Class B Preferred Stock for which they are exchanged, except for such variations as may be appropriate to reflect the differences between debt securities and equity securities and except that such Exchangeable Subordinated Notes will be exchangeable at the option of the Company at any time after issuance thereof for Convertible Subordinated Notes of the Company, but will not be exchangeable or redeemable for shares of Convertible Exchangeable Preferred Stock or for another issue of Exchangeable Subordinated Notes. The rate at which the Exchangeable Subordinated Notes may be exchanged for shares of TCI common stock at the option of the holder shall be calculated so that the aggregate principal amount of the Exchangeable Subordinated Notes issued in exchange for shares of the Class B Preferred Stock will be exchangeable into the same aggregate number of shares of TCI common stock as the shares of Class B Preferred Stock for which they were exchanged.

     The shares of Class B Preferred Stock are also exchangeable or redeemable at the option of the holder as described below.

     The shares of Class B Preferred Stock, unless previously redeemed, will be exchangeable at the option of the holder at any time in whole or in part for shares of TCI common stock. The Company will have the option of delivering shares of TCI Class A common stock or TCI Class B common stock or any combination thereof upon such exchange. The exchange rate for the Class B Preferred Stock is 54.34 shares of TCI common stock for each share of Class B Preferred Stock, subject to adjustment under certain conditions.

     The exchange rights of the shares of Class B Preferred Stock will expire at the close of business on the business day immediately preceding March 28, 2006 or, in the case of shares of Class B Preferred Stock called for redemption or exchange, at the close of business on the date specified for such redemption or exchange, unless in either case the Company defaults in the payment of the redemption price or the making of the exchange.

                           LIBERTY MEDIA CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (C0NTINUED)



The Company deposited with an escrow agent all shares of TCI common stock acquired by the Company in connection with the Exchange. The TCI common stock is held by the escrow agent for delivery to holders of Class B Preferred Stock upon exchange. Upon surrender of shares of Class B Preferred Stock for exchange, the holder thereof shall be entitled to receive the shares of TCI common stock at the then applicable exchange rate. Any shares of TCI common stock remaining in escrow after March 28, 2006 will be returned to and become the sole property of the Company.

     The holders of shares of Class B Preferred Stock may, by delivery of a written notice of demand (a "Demand Notice"), require the Company to redeem all shares of Class B Preferred Stock covered by such Demand Notice on March 28, 1996 and March 28, 2001 (each such date a "Special Redemption Date"), at a redemption price (the "Special Redemption Price") equal to the accreted value of such shares as of such Special Redemption Date.

     The Special Redemption Price will be payable by the Company, at its option, in cash, Liberty Class A common stock, Convertible Exchangeable Preferred Stock, TCI common stock, the Company's convertible subordinated extension notes due on March 28, 2006, which are convertible into Liberty Class A common stock (the "Convertible Extension Notes"), the Company's subordinated extension notes due on March 28, 2006 (the "Non-Convertible Extension Notes", and together with the Convertible Extension Notes, the "Extension Notes") or any combination thereof; provided, however, that if any Convertible Extension Notes are issued as such payment, Convertible Extension Notes shall constitute no less than 25% of the Special Redemption Price and if Non-Convertible Extension Notes are issued as such payment, Non-Convertible Extension Notes shall constitute no less than 25% of the Special Redemption Price.

     Unless all outstanding shares of Class B Preferred Stock to be redeemed or exchanged are at the time held by TCI, the Company's right to redeem shares of Class B Preferred Stock through the delivery of Extension Notes or shares of Liberty Class A common stock, Convertible Exchangeable Preferred Stock or TCI common stock is subject to the Company satisfying various conditions.

     CLASS D REDEEMABLE VOTING PREFERRED STOCK

     The Company is authorized to issue up to 18,000 shares of Class D Redeemable Voting Preferred Stock (the "Class D Preferred Stock"). The aggregate number of shares of such Class D Preferred Stock issued to TCI and outstanding at December 31, 1993 is 17,238 shares (representing 100% of the issued and outstanding shares). The accretion rate for the Class D Preferred Stock is 10% per annum, compounded semi-annually.

                                LIBERTY MEDIA CORPORATION
                                     AND SUBSIDIARIES

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     The Class D Preferred Stock is redeemable at the option of the Company at any time and from time to time on and after March 28, 1996, in whole or in part, for a redemption price, payable solely in cash, equal to the accreted value per share of such class as of the redemption date. The Class D Preferred Stock is subject to a mandatory redemption requirement on March 28, 2006.

     Originally, TCI had the exclusive right to elect a number of directors equal to not less than 20% (rounded upward to the nearest whole number) of the total number of members of the Company's Board of Directors for so long as all of the outstanding shares of Class D Preferred Stock are owned by TCI, voting together as a separate class. On March 26, 1993 in conjunction with the Recapitalization Agreement described in note 16, the terms of the Class D Preferred was amended to reduce the number of directors elected by the holders of the Class D Preferred from 20% of the total number of the Company's Board of Directors to 11% (which shall include the right to fill any vacancy created by the death or resignation of any director elected by the holders of Class D Preferred Stock or by the removal by such holders of any director elected by them, and to elect such number of additional directors to fill any newly created directorships as is necessary to maintain such level of representation). In the event that TCI ceases to own in the aggregate 100% of the outstanding shares of Class D Preferred Stock, the foregoing special voting rights of such class shall terminate.

                                 LIBERTY MEDIA CORPORATION
                                      AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (C0NTINUED)


     The following table reflects the changes in each issue of preferred stock subject to mandatory redemption requirements from the date of issuance through December 31, 1993:

                                                                                                      TOTAL
                                                                                                    PREFERRED
                                                                                                      STOCK
                                                                                                    SUBJECT TO
                                                                                                    MANDATORY
                                                       CLASS B    CLASS B                           REDEMPTION
                                            CLASS A    SERIES 1   SERIES 2    CLASS C    CLASS D   REQUIREMENTS
                                            --------   --------   --------   ---------   -------   ------------
                                                                  (AMOUNTS IN THOUSANDS)
LIBERTY
Net effect of Transactions (note 2).......  $ 10,794   $105,353   $ 91,611   $ 399,299   $17,238    $  624,295
Redemption of Class B Preferred Stock.....        --         --    (91,611)         --        --       (91,611)
Accreted dividends........................       798      6,954         --      15,404     1,343        24,499
Retroactive effect of the Recapitalization
  (note 2)................................        --         --         --    (414,703)       --      (414,703)
                                            --------   --------   --------   ---------   -------   ------------
BALANCE AT DECEMBER 31, 1991..............    11,592    112,307         --          --    18,581       142,480
Accreted dividends........................     1,128      9,749         --          --     1,904        12,781
                                            --------   --------   --------   ---------   -------   ------------
BALANCE AT DECEMBER 31, 1992..............    12,720    122,056         --          --    20,485       155,261
Accreted dividends........................        47     10,596         --          --     2,100        12,743
Conversion of Class A Preferred Stock for
  Class A common stock....................   (12,767)        --         --          --        --       (12,767)
                                            --------   --------   --------   ---------   -------   ------------
BALANCE AT DECEMBER 31, 1993..............  $     --   $132,652   $     --   $      --   $22,585    $  155,237
                                            --------   --------   --------   ---------   -------   ------------
                                            --------   --------   --------   ---------   -------   ------------

                             LIBERTY MEDIA CORPORATION
                                  AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


(15)  STOCKHOLDERS' EQUITY

  (A)  PREFERRED STOCKS NOT SUBJECT TO MANDATORY REDEMPTION REQUIREMENTS

     CLASS C REDEEMABLE EXCHANGEABLE PREFERRED STOCK

          On March 26, 1993, pursuant to the Recapitalization Agreement described in note 16, the 399,299 shares of Class C Redeemable Exchangeable Preferred Stock (the "Class C Preferred Stock") held by TCI (representing 100% of the issued and outstanding shares) were repurchased and retired and may not be reissued.

     CLASS E, 6% CUMULATIVE REDEEMABLE EXCHANGEABLE JUNIOR PREFERRED STOCK

          The Company is authorized to issue 2,000,000 shares of Class E Preferred Stock. The aggregate number of shares of such Class E Preferred Stock issued upon consummation of the Recapitalization approved by the shareholders on March 12, 1992 was 1,620,026. When issued, the shares had a liquidation value of $100 per share. Dividends accrue on the Class E Preferred Stock at the rate of 6% per annum and are payable on March 1 of each year in cash or, at the option of the Company, in whole or in part, in shares of its Class A common stock. No interest or additional dividends will accrue or be payable on accumulated, accrued and unpaid dividends.

          The Class E Preferred Stock is redeemable at the option of the Company at any time or from time to time, in whole or in part, for a redemption price payable solely in cash equal to the liquidation value of each share (including any accrued and unpaid dividends). There is no mandatory redemption requirement.

          In addition, the shares of Class E Preferred Stock may, at any time, at the option of the Company, be exchanged in whole for junior subordinated notes of the Company (the "Junior Exchange Notes"). The principal amount of the Junior Exchange Notes shall be equal to the liquidation value of each share (including accrued and unpaid dividends) on the exchange date.

          The Junior Exchange Notes will bear interest, payable annually, at a rate equal to the prevailing Fifteen Year Treasury Rate (as defined) plus 2.15% and will have a maturity date 15 years from the date of issuance.

                              LIBERTY MEDIA CORPORATION
                                   AND SUBSIDIARIES

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     CLASS F SERIAL PREFERRED STOCK

          The Company is authorized to issue 5,000,000 shares of Class F Serial Preferred Stock (the "Class F Preferred Stock") in one or more series and to fix and state the designations, powers, preferences, qualifications, limitations, restrictions and relative rights of the shares of each such series. At any time that shares of any class or series of the above described preferred stock (other than the Class F Preferred Stock) are issued and outstanding, the number of shares of Class F Preferred Stock of any series that may be issued shall not exceed the difference between five million (the number of Class F Preferred Stock currently authorized) and the sum of (i) the number of shares of all classes and series of the above-described preferred stock (other than the Class F Preferred Stock) issued and outstanding and (ii) the number of shares of all series of Class F Preferred Stock issued and outstanding, in each case at the time the resolution of the Board of Directors authorizing the issuance of shares of such series of Class F Preferred Stock is adopted.

  (B)  COMMON STOCK

     GENERAL

          Liberty is authorized to issue 300,000,000 Class A shares and 100,000,000 Class B shares. Liberty had 87,515,378 Class A shares and 43,338,720 Class B shares outstanding at December 31, 1993, and 76,036,000 Class A shares and 43,340,320 Class B shares outstanding at December 31, 1992.

          The Class A common stock has one vote per share and the Class B common stock has ten votes per share. Each share of Class B common stock is convertible, at the option of the holder, into one share of Class A common stock.

     STOCK OPTION

          The Company has an employment agreement with an officer (who is also a director). Pursuant to this agreement, such officer was granted an option to acquire 100,000 shares of Liberty Class B common stock at a purchase price of $256 per share (reflects actual shares issued). The employment agreement was amended and the option was exercised with cash and a $25,500,000 note. This note bears interest at 7.54% per annum. During October 1991, such officer tendered to the Company in partial payment of such note 800,000 shares of TCI

                                LIBERTY MEDIA CORPORATION
                                     AND SUBSIDIARIES

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     Class B common stock, resulting in a net reduction of $12,195,000 in the amount payable under the note.

          The 100,000 shares issued by Liberty upon exercise of this option, together with all subsequent dividends and distributions thereon, including shares issued in the Stock Splits (collectively totaling 16,000,000 Liberty Class B common stock and 200,000 Class E Preferred Stock at December 31, 1993, the "Option Units"), are subject to repurchase by the Company under certain circumstances. The Company's repurchase right will terminate as to 20% of the Option Units per year, commencing March 28, 1992, and will terminate as to all of the Option Units in the event of death, disability or under certain other circumstances.

          On October 24, 1992, said officer of the Company entered into a letter agreement with respect to the timing and method of payment under the promissory note and the release of the 200,000 shares of Class E Preferred Stock from the collateral securing the promissory note. A payment of approximately $984,000 for all interest accruing during calendar 1993 (after giving effect to a discount at the rate of 7.54% per annum to reflect the time value of money received prior to the scheduled payment date) was made in March 1993. After giving effect to the payment and the terms of the letter agreement, the remaining principal balance on the note is approximately $14,500,000. The next scheduled payment will be on October 24, 1994 in the principal amount of approximately $4,300,000 plus interest accrued from December 31, 1993 to the payment date.

     STOCK PLAN

          The Company has a Stock Incentive Plan (the "Stock Plan") in order to provide a special incentive to officers and other persons. Under the Stock Plan, stock options, stock appreciation rights, restricted stock and other awards valued by reference to, or that are otherwise based on, the value of Class A common stock may be granted in respect to a maximum of 40,000,000 shares of Class A common stock. Shares to be delivered under the Stock Plan will be available from authorized but unissued shares of Class A common stock or from shares of Class A common stock reacquired by the Company. Shares of Class A common stock that are subject to options or other awards that terminate or expire unexercised will return to the pool of such shares available for grant under the Stock Plan.

          In June 1993, the Company granted an aggregate of 56,000 non-qualified stock options with stock appreciation rights to certain officers and key employees under

                             LIBERTY MEDIA CORPORATION
                                  AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     the Stock Plan. Each option is exercisable for one share of Class A common stock at an exercise price of $19.08. The options vest in five equal annual installments commencing June 3, 1994 and expire in June 2003. Estimates of compensation relating to these stock options with stock appreciation rights have been recorded through December 31, 1993, but are subject to future adjustments based upon market value and, ultimately, on the final determination of market value when the rights are exercised.

     STOCK APPRECIATION RIGHTS

          The Company has granted to certain of its officers stock appreciation rights with respect to 2,240,000 shares of Liberty Class A common stock. These rights have an adjusted strike price of $0.80 per share, become exercisable and vest evenly over seven years. Stock appreciation rights expire on March 28, 2001. Estimates of compensation relating to these stock appreciation rights have been recorded through December 31, 1993, but are subject to future adjustment based upon market value and, ultimately, on the final determination of market value when the rights are exercised. On December 31, 1992, one of the Company's officers exercised stock appreciation rights with respect to 14,000 shares. Said officer was paid $166,425 (the difference between the market price and strike price on the date exercised). Stock appreciation rights with respect to 526,000 shares were exercised on October 29, 1993 and on November 2, 1993 stock appreciation rights with respect to 240,000 shares were exercised resulting in an aggregate payment of $21,541,200 (the difference between the market price and exercise price on the dates exercised) to the officers exercising such rights.

          In 1993, the President of HSN received stock appreciation rights with respect to 984,876 shares of HSN's common stock at an exercise price of $8.25 per share. These rights vest over a four year period and are exercisable until February 23, 2003. The stock appreciation rights will vest upon termination of employment other than for cause and will be exercisable for up to one year following the termination of employment. In the event of a change in ownership control of HSN, all unvested stock appreciation rights will vest immediately prior to the change in control and shall remain exercisable for a one year period. Stock appreciation rights not exercised will expire to the extent not exercised. These rights may be exercised for cash or, so long as HSN is a public company, for shares of HSN's common stock equal to the excess of the fair market value of each share of common stock over $8.25 at the exercise date. The stock appreciation rights also will vest in the event of death or disability.

                                 LIBERTY MEDIA CORPORATION
                                      AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     Estimated compensation relating to these stock appreciation rights has been recorded through December 31, 1993, but is subject to future adjustment based upon market value, and ultimately, on the final determination of market value when the rights are exercised.

(16)  TRANSACTIONS WITH TCI AND OTHER RELATED PARTIES

     On December 30, 1991, TCI Liberty, Inc. ("TCIL"), a wholly-owned subsidiary of TCI, entered into a Commercial Paper Purchase Agreement with Liberty whereby Liberty could from time to time purchase short-term notes from TCIL of up to an aggregate amount of $100 million. TCIL borrowed $22,000,000 from Liberty on December 31, 1991, pursuant to the Commercial Paper Purchase Agreement. The full amount, including interest, was repaid on January 15, 1992. Interest rates on the short-term notes were determined by the parties by reference to prevailing money-market rates. This agreement was terminated on March 23, 1993.

     Certain subsidiaries of Liberty produce and/or distribute sports and other programming to cable television operators (including TCI) and others. Charges to TCI are based upon customary rates charged to others.

     Certain subsidiaries of Liberty purchase, at TCI's cost plus an administrative fee, certain pay television and other programming through a subsidiary of TCI. In addition, HSN pays a commission to TCI for merchandise sales to customers who are subscribers of TCI's cable systems. Aggregate commissions and charges to TCI were approximately $10,650,000, $3,290,000, $1,532,000 and $495,000 for the years ended December 31, 1993 and 1992, the nine months ended December 31, 1991 and the three months ended March 31, 1991, respectively.

     On December 31, 1991, Liberty Program Investments, Inc., a wholly-owned subsidiary of the Company, purchased certain securities of QVC from TCI for approximately $28,339,000 in cash. The consideration for the QVC securities was based upon published prices. At the same time, Liberty Cable, Inc., a wholly-owned subsidiary of the Company, sold a certain note receivable from American TeleVenture Corporation ("ATV") to TCI Holdings, Inc. (a wholly-owned subsidiary of TCI) for $5,523,000 in cash, and LMC Cable AdNet II, a wholly-owned subsidiary of the Company, sold all of the common stock of Cable Television Advertising Group, Inc. ("CTAG") to TCI Development Corporation ("TCID"), a wholly-owned subsidiary of TCI, for $22,667,000 in cash. The only asset held by CTAG is a 49% general partnership interest in Cable AdNet Partners. The remaining 51% general partnership interest in Cable AdNet Partners

                            LIBERTY MEDIA CORPORATION
                                 AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


is held by another subsidiary of TCID. The consideration for the ATV note was determined by reference to its face value, plus accrued interest. The ATV note bears interest at 2% above the prime rate. The consideration for the stock of CTAG was determined by reference to the price paid for the 51% general partnership interest in Cable AdNet Partners, which was acquired by an indirect, wholly-owned subsidiary of TCI from Cable AdNet, Inc., a subsidiary of Lenfest on November 25, 1991. At such date, Mr. H. F. Lenfest (a director of the Company) was President and Chief Executive Officer of Lenfest.

     Also, on December 31, 1991, an Exchange Agreement among TCI (and certain of its subsidiaries) and Liberty (and certain of its subsidiaries) was consummated. Pursuant to this Exchange Agreement, TCI received 69% of the stock of ATV, 2,024,063 shares of common stock of International Cablecasting Technologies, Inc., a release from an obligation to reimburse Liberty related to the repurchase of certain QVC stock, a release of the option with respect to Cencom Cable Associates, Inc. and a note in the amount of $4,322,000 issued by LMC Chicago Sports, Inc., a subsidiary of the Company. Liberty received a release from an obligation to provide two free months of Courtroom Television Network service, a 0.1% general partnership interest in US Cable of Northern Indiana, a 25% general partnership interest in Sports, an option to acquire an additional 25% general partnership interest in Sports, and $149,000 in cash. In the opinion of the respective managements of TCI and Liberty, the aggregate values of the assets exchanged were substantially equivalent. Further, the Exchange Agreement was approved by the respective Boards of Directors of TCI and Liberty.

     The foregoing related party transactions have been recorded based on historical cost. For acquisitions, the excess of the amount paid by Liberty over TCI's historical cost has been accounted for by the Company similar to a "preferential dividend" by deducting such amount from retained earnings. For dispositions, the excess of the amount paid by TCI over Liberty's historical cost has been accounted for as an increase in additional paid-in capital.

     In January 1992, the Company and TCI formed CCT, a general partnership created for the purpose of acquiring and operating cable television systems. The definitive partnership agreement was executed in March 1992. TCI and the Company each agreed to contribute certain non-cash assets and up to $25 million in cash as needed to fund mutually acceptable acquisitions. In June 1992, CCT acquired certain cable television assets in Texas from a third party for aggregate consideration of $15,175,000. Funds for the acquisition were borrowed by CCT ratably from its two partners. Pursuant to a Cable Television Management Agreement, a subsidiary of TCI provides management services

                            LIBERTY MEDIA CORPORATION
                                 AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


for cable television systems owned by CCT. The subsidiary receives a fee equal to 3% of the gross cable television revenue of the partnership.

     On December 29, 1992, the Company and TCI, as the sole partners of CCT, agreed to amend the CCT General Partnership Agreement. Pursuant to the amendment, the contributions by the Company and TCI of non-cash assets (other than the contribution by the Company of its partnership interest in Greater Media of Western Oakland County Limited ("Greater Media")) to CCT by Liberty and TCI were rescinded, retroactive to the date of contribution. All economic and tax attributes were allocated entirely to Liberty with respect to all of the assets contributed by Liberty (other than the partnership interest in Greater Media, the allocations of which remained unchanged) and entirely to TCI with respect to the Class C Preferred Stock contributed by TCI, all effective from and after the date of contribution. TCI contributed to CCT a $10,590,000 promissory note as of the date of the contribution of the originally contributed assets.

     On December 31, 1992, the Company sold a note receivable from an affiliate to TCI for $36,300,000 in cash. A loss of $17,826,000 was recognized upon the sale.

     On March 26, 1993, Liberty and TCI and certain of their respective subsidiaries entered into a series of agreements regarding the repurchase by Liberty of certain shares of its common and preferred stock from TCI and the purchase by TCI of certain cable television investments from Liberty and on June 3, 1993, Liberty completed the transactions contemplated by said agreements. The first such agreement (the "Recapitalization Agreement") was between Liberty, TCIL and Tele-Communications of Colorado, Inc. ("TCIC") both of which are wholly owned subsidiaries of TCI. The Recapitalization Agreement provided for the Company's repurchase of 927,900 shares of Liberty Class A common stock owned by TCIL, and repurchase of all of the outstanding shares of the Class C Preferred Stock. Liberty paid an aggregate purchase price for the Class C Preferred Stock of approximately $175 million and approximately $19 million for the shares of Class A common stock. The aggregate price of approximately $194 million was satisfied by delivery of approximately $12 million in cash and four promissory notes totaling approximately $182 million (see note 11). The shares of Class A common stock sold by TCIL are part of those received upon conversion of the Class A Preferred Stock into 4,405,678 shares of Liberty Class A common stock and 55,070 shares of Class E Preferred Stock.

     In connection with the Recapitalization Agreement, TCIC and LCP entered into an Option-Put Agreement (the "Option-Put Agreement") which was amended on November 30, 1993. Under the amended Option-Put Agreement, between June 30, 1994 and

                              LIBERTY MEDIA CORPORATION
                                   AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


September 28, 1994, and between January 1, 1996 and January 31, 1996, TCIC will have the option to purchase LCP's interest in CCT and the Mile Hi Note for an amount equal to $77 million plus interest on such amount from June 3, 1993. Between April 1, 1995 and June 29, 1995, and between January 1, 1997 and January 31, 1997, LCP will have the right to require TCIC to purchase LCP's interest in CCT and the Mile Hi Note for an amount equal to $77 million plus interest on such amount from June 3, 1993.

     Also on June 3, 1993, Liberty and a subsidiary of TCI entered into the second such agreement (the "Purchase and Sale Agreement") pursuant to which a TCI subsidiary purchased from the Company a 16% limited partnership interest in Intermedia Partners from LCP and all of LCP's interest in a special allocation of income and gain of $7 million under the partnership agreement of Intermedia Partners, for a purchase price of approximately $9 million (which resulted in a loss in the Company's statement of operations of approximately $22 million). Also pursuant to which TCI has an option to purchase the Company's remaining 6% interest in Intermedia Partners prior to December 31, 1995 for approximately $3.6 million plus interest at 8% per annum from June 3, 1993 (which resulted in a provision for impairment of investment in the Company's statement of operations of approximately $8 million). The Company's obligation to sell such partnership interest and to grant such option were conditioned upon consummation of the transactions contemplated by the Recapitalization Agreement.

     In September 1993, Encore QE Programming Corp. ("QEPC"), a wholly owned subsidiary of Encore Media Corporation ("Encore"), a 90% owned subsidiary of Liberty, entered into a limited partnership agreement with TCI Starz, Inc. ("TCIS"), a wholly owned subsidiary of TCI, for the purpose of developing, operating and distributing STARZ!, a first-run movie premium programming service launched in 1994. QEPC is the general partner and TCIS is the limited partner. Losses are allocated 1% to QEPC and 99% to TCIS. Profits are allocated 1% to QEPC and 99% to TCIS until certain defined criteria are met. Subsequently, profits are allocated 20% to QEPC and 80% to TCIS. TCIS has the option, exercisable at any time and without payment of additional consideration, to convert its limited partnership interest to an 80% general partnership interest with QEPC's partnership interest simultaneously converting to a 20% limited partnership interest. In addition, during specified periods commencing April 1999 and April 2001, respectively, QEPC may require TCIS to purchase, or TCIS may require QEPC to sell, the partnership interest of QEPC in the partnership for a formula-based price. Encore manages the service and has agreed to provide the limited partnership with certain programming under a programming agreement whereby the partnership will pay its pro-rata share of the total costs incurred by Encore for such programming. Encore will account for its interest in the partnership under the cost method.

                                LIBERTY MEDIA CORPORATION
                                     AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


(17)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     CASH AND CASH EQUIVALENTS, TRADE AND OTHER RECEIVABLES, DUE TO/FROM TCI, PREPAID EXPENSES, ACCOUNTS PAYABLE, ACCRUED LIABILITIES, SALES RETURNS AND INCOME TAXES PAYABLE

     The carrying amount approximates fair value because of the short maturity of these instruments.

     DEBT AND DEBT DUE TCI

     The carrying amount approximates fair value.

     PREFERRED STOCKS, SUBJECT TO MANDATORY REDEMPTION REQUIREMENTS

     The fair values of the Company's preferred stocks subject to mandatory redemption requirements were based on management's estimates. These estimates were made by reference to the market values of other similar publicly traded instruments. Neither independent external appraisals nor dealer quotes were obtained. The estimated fair value of the Company's preferred stocks subject to mandatory redemption at December 31, 1993 was $199,366,000.

     LIMITATIONS

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature, involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(18)  COMMITMENTS AND CONTINGENCIES

     In February of 1991, the Company entered into an agreement with certain of its stockholders which provides the Company the right upon the occurrence of a "call triggering event" to require such persons to sell the shares of Liberty common stock owned by them, and would provide such persons the right upon the occurrence of a "put triggering event" to sell their shares of Liberty common stock, in a registered public offering or to one or more third parties selected by the Company. A "call triggering event" consists of the issuance or adoption of a decree by a governmental authority and

                           LIBERTY MEDIA CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


the determination by an independent committee of the Board of Directors that divestiture by any or all of such persons of his or its Liberty common stock is necessary in order to comply with the decree or is in the best interest of the Company in light of material restrictions that would be imposed on the Company's business absent such divestiture. A "put triggering event" consists of the issuance or adoption of a decree by a governmental authority requiring any or all of such persons to divest his or its shares of Liberty common stock or TCI common stock or rendering such person's continued ownership thereof illegal or subject to fine or penalty or imposing material restrictions on such person's full rights of ownership of such shares, provided that one of the essential facts giving rise to such decree or that renders such decree applicable to such person is the dual ownership by such person of voting securities of both the Company and TCI. In each case, the Company would guarantee the sale price for certain of the shares to be sold. The Company believes that it would not be required to make any material payments in such event as the Company anticipates that the aggregate proceeds derived from any sale of such stock to the public or other third parties would approximate the guaranteed sales price, before giving effect to any required tax adjustment.

     The guaranteed sale price for shares of Liberty common stock that constitute "Covered Shares" (as defined) would be determined on the basis of the proportionate share that such shares represent of the fair market value of the Company on a going concern or liquidation value basis (whichever method yields a higher valuation), subject to an upward adjustment for taxes. If income taxes are payable by such persons with respect to such sales, the amount of the adjustment would be approximately $10.78 per share (assuming an effective tax rate of 37% based on Federal and state income tax rates in effect on December 31, 1993 and a sale price of $29 1/8 per share based on the last reported sale price for the Class A common stock on that date). In the aggregate, 41,162,880 shares of Liberty common stock are currently covered by the agreement. The Company believes that the likelihood of the occurrence of a put triggering event is remote.

     On October 5, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 ("1992 Cable Act"). In 1993, the FCC adopted certain rate regulations required by the 1992 Cable Act and imposed a moratorium on certain rate increases. Such rate regulations became effective on September 1, 1993. The rate increase moratorium, which began on April 5, 1993, continues in effect through May 15, 1994. As a result of such actions, the Company's basic and tier service rates and its equipment and installation charges (the "Regulated Services") are subject to the jurisdiction of local franchising authorities and the FCC. Basic and tier service rates are evaluated against competitive "benchmark" rates as published by the FCC, and equipment and installation charges are based on actual costs. Any rates for Regulated Services that

                             LIBERTY MEDIA CORPORATION
                                  AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


exceeded the "benchmarks" were reduced as required by the 1993 rate regulations. The rate regulations do not apply to the relatively few systems which are subject to "effective competition" or to services offered on an individual service basis, such as premium movie and pay-per-view services. Subsequent to September 1, 1993, any cable system charging basic cable rates that exceed the FCC's benchmark rate may be required to substantiate its rates by demonstrating its cost of providing basic cable services to subscribers. If, as a result of this process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received since September 1, 1993.

     The Company believes that it has complied with all provisions of the 1992 Cable Act, including its rate setting provisions. However, since the Company's rates for regulated services are subject to review, the Company may be subject to a refund liability. The amount of refunds, if any, which could be payable by the Company in the event that systems' rates are successfully challenged by franchising authorities is not currently estimable.

     The Company has long-term sports program rights contracts which require payments through 1998. Future payments by year are as follows (amounts in thousands):

        1994...............................................................  $ 15,345
        1995...............................................................    11,503
        1996...............................................................     8,580
        1997...............................................................     5,926
        1998...............................................................     1,300

     Liberty leases business offices, has entered into pole rental agreements and transponder lease agreements, and uses certain equipment under lease arrangements. Rental expense under such arrangements amounted to approximately $22,515,000, $11,607,000, $2,977,000 and $844,000 for the years ended December
31, 1993 and 1992, the nine months ended December 31, 1991 and the three months ended March 31, 1991, respectively.

                          LIBERTY MEDIA CORPORATION
                               AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     Future minimum lease payments under noncancellable operating leases for each of the next five years are summarized as follows (amounts in thousands):

        1994...............................................................  $ 22,810
        1995...............................................................    20,029
        1996...............................................................    19,526
        1997...............................................................    19,296
        1998...............................................................    14,985

     It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties; thus, it is anticipated that future minimum lease commitments will not be less than the amounts shown for 1994.

     The Company is obligated to pay fees for the license to exhibit certain qualifying films that are released theatrically by various motion picture studios through December 31, 2006 (the "Film License Obligations"). As of December 31, 1993, these agreements require minimum payments aggregating approximately $189 million. The aggregate amount of the Film License Obligations is not currently estimable because such amount is dependent upon the number of qualifying films produced by the motion picture studios, the amount of United States theatrical film rentals for such qualifying films, and certain other factors. Nevertheless, the Company's aggregate payments under the Film License Obligations could prove to be significant.

(19)  INFORMATION ABOUT LIBERTY S OPERATIONS

     Liberty operates primarily in the United States in two industry segments, cable television systems ("Cable") and production and distribution of cable television programming services ("Programming"). Home shopping is a programming service which includes a retail function. Separate amounts have been provided for home shopping programming services to enhance the reader's understanding of the Company. Operating income is total revenue less operating costs and expenses which includes an allocation of corporate general and administrative expenses. Identifiable assets by industry are those assets used in Liberty's operations in each industry. Liberty has investments, accounted for under the equity method, which also operate in the United States in the Cable and Programming industries. The following is selected information about Liberty's operations for the years ended December 31, 1993 and 1992, the nine months ended December 31, 1991 and the three months ended March 31, 1991:

                                                     HOME
               LIBERTY                 CORPORATE   SHOPPING     CABLE      PROGRAMMING      TOTAL
- -------------------------------------  --------    --------    --------    -----------    ----------
                                       (AMOUNTS IN THOUSANDS)
YEAR ENDED DECEMBER 31, 1993:
Revenue..............................  $     --    $942,940    $ 56,744     $ 153,572     $1,153,256
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Revenue from TCI.....................              $     --    $     --     $      --     $   44,074
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Operating income (loss)..............  $(43,327)   $ 15,975    $  9,834     $  16,615     $     (903)
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Depreciation and amortization........  $    164    $ 24,029    $ 11,169     $  13,907     $   49,269
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Capital expenditures, including
  acquisitions.......................  $    426    $ 13,156    $  8,374     $   3,520     $   25,476
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Identifiable assets..................  $142,430    $781,258    $283,552     $ 229,308     $1,436,548
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------


YEAR ENDED DECEMBER 31, 1992:
Revenue..............................  $     --    $     --    $ 21,549     $ 134,964     $  156,513
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Revenue from TCI.....................  $     --    $     --    $     --     $  42,834     $   42,834
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Operating income (loss)..............  $(14,337)   $     --    $  5,617     $   5,324     $   (3,396)
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Depreciation and amortization........  $    126    $     --    $  3,406     $  12,014     $   15,546
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Capital expenditures, including
  acquisitions.......................  $     37    $     --    $ 10,655     $   1,826     $   12,518
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Identifiable assets..................  $199,846    $ 61,536    $355,372     $ 213,433     $  830,187
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------

                                   LIBERTY MEDIA CORPORATION
                                        AND SUBSIDIARIES

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)




                                                     HOME
               LIBERTY                 CORPORATE   SHOPPING     CABLE      PROGRAMMING      TOTAL
- -------------------------------------  --------    --------    --------    -----------    ----------
                                       (AMOUNTS IN THOUSANDS)
NINE MONTHS ENDED DECEMBER 31, 1991:
Revenue..............................  $     --    $     --    $  9,479     $  75,918     $   85,397
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Revenue from TCI.....................  $     --    $     --    $     --     $  25,191     $   25,191
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Operating income (loss)..............  $ (2,278)   $     --    $  2,273     $     790     $      785
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Depreciation and amortization........  $     89    $     --    $  1,551     $   8,992     $   10,632
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Capital expenditures, including
  acquisitions.......................  $     65    $     --    $  1,202     $   2,086     $    3,353
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Identifiable assets..................  $104,658    $ 45,291    $284,432     $ 305,463     $  739,844
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
PREDECESSOR COMPANIES:
THREE MONTHS ENDED MARCH 31, 1991:
Revenue..............................  $     --    $     --    $  2,981     $  18,427     $   21,408
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Revenue from TCI.....................  $     --    $     --    $     --     $   3,879     $    3,879
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Operating income (loss)..............  $ (3,023)   $     --    $  1,051     $  (6,066)    $   (8,038)
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Depreciation and amortization........  $     --    $     --    $    563     $   3,430     $    3,993
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Capital expenditures, including
  acquisitions.......................  $     --    $     --    $    196     $     649     $      845
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------
Identifiable assets..................  $  1,607    $ 44,801    $286,864     $ 202,349     $  535,621
                                       --------    --------    --------    -----------    ----------
                                       --------    --------    --------    -----------    ----------

                                    LIBERTY MEDIA CORPORATION
                                         AND SUBSIDIARIES

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(20) QUARTERLY FINANCIAL INFORMATION (UNAUDITED)


                                                       1ST         2ND         3RD         4TH
                                                     QUARTER     QUARTER     QUARTER     QUARTER
                                                     --------    --------    --------    --------
                                                       (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE
                                                     DATA)
1993:
Revenue............................................. $179,072    $303,685    $313,083    $357,416
Operating income (loss)............................. $  2,089    $ (2,603)   $  1,302    $ (1,691)
Gain on sale of investment.......................... $ 10,613    $     --    $     --    $ 21,359
Loss on transactions with TCI....................... $     --    $(30,296)   $     --    $     --
Extraordinary item, net............................. $ (1,792)   $   (399)   $     --    $     --
Net earnings (loss)................................. $ 10,454    $(18,016)   $ 11,161    $  1,196
Net earnings (loss) attributable to common
  shareholders...................................... $   (441)   $(27,520)   $  5,429    $ (4,645)
Primary and fully diluted earnings (loss) per common
  and common equivalent share....................... $   0.00    $  (0.21)   $   0.04    $  (0.04)


                                                       1ST         2ND         3RD         4TH
                                                     QUARTER     QUARTER     QUARTER     QUARTER
                                                     --------    --------    --------    --------
                                                       (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE
                                                     DATA)
1992:
Revenue............................................. $ 32,733    $ 41,025    $ 37,481    $ 45,274
Operating income (loss)............................. $ (4,344)   $  3,739    $  5,594    $ (8,385)
Loss on transactions with TCI....................... $     --    $     --    $     --    $(17,826)
Net earnings (loss):
  As previously reported............................ $ (1,911)   $  7,993    $ 13,926    $ (6,075)
  Adjustment to restate share of earnings (losses)
     of Mile Hi, Lenfest, and TKR (see notes 6 and
     9).............................................    1,295       1,355       1,323       1,293
  Adjustment to restate interest income on the
     Mile Hi Note...................................      915       1,349       1,186       1,216
  Adjustment to revise/implement Statement No.
     109............................................   (2,675)      3,712       8,448     (10,966)
                                                     --------    --------    --------    --------
     As adjusted.................................... $ (2,376)   $ 14,409    $ 24,883    $(14,532)
                                                     --------    --------    --------    --------
                                                     --------    --------    --------    --------
Net earnings (loss) attributable to common
  shareholders:
  As previously reported............................ $(10,807)   $ (2,880)   $  2,967    $(16,978)
  Adjustment to restate share of earnings (losses)
     of Mile Hi, Lenfest, and TKR (see notes 6 and
     9).............................................    1,295       1,355       1,323       1,293
  Adjustment to restate interest income on the
     Mile Hi Note...................................      915       1,349       1,186       1,216
  Adjustment to revise/implement Statement No.
     109............................................   (2,675)      3,712       8,448     (10,966)
                                                     --------    --------    --------    --------
     As adjusted.................................... $(11,272)   $  3,536    $ 13,924    $(25,435)
                                                     --------    --------    --------    --------
                                                     --------    --------    --------    --------
Primary and fully diluted earnings (loss) per common
  and common equivalent share:
  As previously reported............................ $  (0.08)   $  (0.02)   $   0.02    $  (0.14)
  Adjustment to restate share of earnings (losses)
     of Mile Hi, Lenfest, and TKR (see notes 6 and
     9).............................................     0.01        0.01        0.01        0.01
  Adjustment to restate interest income on the
     Mile Hi Note...................................     0.00        0.01        0.01        0.01
  Adjustment to revise/implement Statement No.
     109............................................    (0.02)       0.03        0.07       (0.08)
                                                     --------    --------    --------    --------
     As adjusted.................................... $  (0.09)   $   0.03    $   0.11    $  (0.20)
                                                     --------    --------    --------    --------
                                                     --------    --------    --------    --------

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                    CONDENSED PRO FORMA FINANCIAL STATEMENTS

                               DECEMBER 31, 1993
                                  (UNAUDITED)

     The following unaudited condensed pro forma balance sheet of TCI, dated as of December 31, 1993, assumes that the proposed merger's (the "Mergers"), whereby TCI and Liberty will each become a wholly-owned subsidiary of TCI/Liberty, had occurred as of such date (see note 1).

     In addition, the unaudited condensed pro forma statement of operations of TCI for the year ended December 31, 1993 assumes that the proposed Mergers had occurred prior to January 1, 1993.

     The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the Mergers had occurred as of January 1, 1993. These condensed pro forma financial statements of TCI should be read in conjunction with the condensed unaudited pro forma financial statements of Liberty and TCI/Liberty and the related notes thereto included elsewhere herein and the respective historical financial statements and the related notes thereto of TCI and Liberty.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                       CONDENSED PRO FORMA BALANCE SHEET
                                  (UNAUDITED)

                                                                        DECEMBER 31, 1993
                                                           -------------------------------------------
                                                              TCI           PRO FORMA
                                                           HISTORICAL     ADJUSTMENTS(1)     PRO FORMA
                                                           ----------     --------------     ---------
                                                           (AMOUNTS IN MILLIONS)
ASSETS
Cash and receivables.....................................   $    233              --              233
Investment in Liberty and related receivables............        489            (195)(2)          294
Investment in other affiliates and Turner Broadcasting
  System, Inc., and related receivables..................      1,136              --            1,136
Property and equipment, net of accumulated
  depreciation...........................................      4,935              --            4,935
Franchise costs and other assets, net of amortization....      9,727              --            9,727
                                                           ----------        -------         ---------
                                                            $ 16,520            (195)          16,325
                                                           ----------        -------         ---------
                                                           ----------        -------         ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
Payables and accruals....................................   $    781              --              781
Debt.....................................................      9,900              --            9,900
Deferred income taxes....................................      3,310              --            3,310
Other liabilities........................................        114              --              114
                                                           ----------        -------         ---------
          Total liabilities..............................     14,105              --           14,105
                                                           ----------        -------         ---------
Minority interests.......................................        285              --              285
Redeemable preferred stocks..............................         18             (18)(3)           --
Common stockholders' equity:
  Class A common stock...................................        482               1 (3)          483
  Class B common stock...................................         47              --               47
  Additional paid-in capital.............................      2,293              17 (3)        2,310
  Cumulative foreign currency translation adjustment.....        (29)             --              (29)
  Accumulated deficit....................................       (348)             --             (348)
  Treasury stock, at cost................................       (333)            333 (4)            --
  Investment in TCI/Liberty..............................         --            (195)(2)         (528)
                                                                                (333)(4)
                                                           ----------        -------         ---------
                                                               2,112            (177)           1,935
                                                           ----------        -------         ---------
                                                            $ 16,520            (195)          16,325
                                                           ----------        -------         ---------
                                                           ----------        -------         ---------

 See accompanying notes to unaudited condensed pro forma financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                  CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                   YEAR ENDED DECEMBER 31, 1993
                                                             -----------------------------------------
                                                                TCI           PRO FORMA
                                                             HISTORICAL     ADJUSTMENTS(1)   PRO FORMA
                                                             ----------     --------------   ---------
                                                                       (AMOUNTS IN MILLIONS,
                                                                     EXCEPT PER SHARE AMOUNTS)
Revenue....................................................   $  4,153             --           4,153
Operating, selling, general and administrative expenses and
  compensation relating to stock appreciation rights.......     (2,326)            --          (2,326)
Depreciation and amortization..............................       (911)            --            (911)
                                                             ----------           ---        ---------
          Operating income.................................        916             --             916
Interest expense...........................................       (731)            --            (731)
Interest and dividend income...............................         34             --              34
Share of earnings of Liberty...............................          4             (4)(5)          --
Share of losses of other affiliates, net...................        (76)            --             (76)
Gain on dispositions.......................................         42             --              42
Loss on early extinguishment of debt.......................        (17)            --             (17)
Other income, net..........................................        (11)            --             (11)
                                                             ----------           ---        ---------
          Earnings before income taxes.....................        161             (4)            157
Income tax expense.........................................       (168)             2(6)         (166)
                                                             ----------           ---        ---------
          Net loss.........................................         (7)            (2)             (9)
Dividend requirement on redeemable preferred stocks........         (2)             2(7)           --
                                                             ----------           ---        ---------
          Net loss applicable to common shareholders.......   $     (9)            --              (9)
                                                             ----------           ---        ---------
                                                             ----------           ---        ---------
Loss per common share......................................   $   (.02)
                                                             ----------
                                                             ----------

 See accompanying notes to unaudited condensed pro forma financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

               NOTES TO CONDENSED PRO FORMA FINANCIAL STATEMENTS

                               DECEMBER 31, 1993
                                  (UNAUDITED)

     (1) Pursuant to the TCI/Liberty Agreement, the Mergers will be structured as a tax free exchange whereby the common stock of TCI and Liberty and the preferred stock of Liberty would be exchanged for like shares of TCI/Liberty. The TCI/Liberty Agreement provides that each share of TCI's and Liberty's common stock (including shares held by TCI's or Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of TCI/ Liberty's common stock. Any shares of Liberty preferred stock held by subsidiaries of TCI or its subsidiaries shall be converted into shares of a class or series of TCI/Liberty preferred stock having an equivalent value. Shares of preferred stock of Liberty not owned by TCI or its subsidiaries would be converted into shares of a preferred stock of TCI/Liberty having designations, preferences, rights and qualifications, limitations and restrictions similar to the shares of preferred stock being converted.

     (2) Represents the conversion of TCI's investment in Liberty common stock into an investment in TCI/Liberty common stock and the conversion of TCI's investment in Liberty preferred stock into an investment in TCI/Liberty preferred stock having an equivalent value. Such amount is reflected as a reduction of stockholders' equity due to its related party nature. Such conversion of shares is reflected at the carryover basis of TCI's investment in Liberty.

     (3) Reflects the conversion of the historical preferred stock of TCI. Such preferred stock of TCI was converted subsequent to December 31, 1993 into 1,265,004 shares of TCI Class A common stock.

     (4) Reflects the reclassification to "Investment in TCI/Liberty" of 79,335,038 shares of TCI Class A common stock held by subsidiaries of TCI assumed to be replaced with TCI/Liberty common stock of the corresponding class.

     (5) Reflects the elimination of TCI's share of Liberty's historical earnings. See note (2) above.

     (6) Reflects the income tax effect of the pro forma adjustments.

     (7) Reflects the elimination of the preferred stock dividend requirement on TCI preferred stock converted into common stock of TCI (see note 3).

                           LIBERTY MEDIA CORPORATION

               CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1993
                                  (UNAUDITED)

     The following unaudited condensed pro forma balance sheet of Liberty, as of December 31, 1993, assumes that the sale by Liberty of the 50% partnership interest in American Movie Classics Company ("AMC") had occurred as of such date. Additionally, such balance sheet also assumes that the Mergers, whereby TCI and Liberty will each become wholly-owned subsidiaries of TCI/Liberty, had occurred as of such date.

     In addition, an unaudited condensed pro forma combined statement of operations of Liberty for the year ended December 31, 1993, is included which assumes the following had occurred prior to January 1, 1993:

     (a) the sale by Liberty of its 50% partnership interest in AMC,

     (b) the Recapitalization Agreement, as defined in note 5,

     (c) the acquisition of 20 million shares of Class B common stock of Home Shopping Network, Inc. ("HSN"),

     (d) the Tender, as defined in note 6,

     (e) the acquisition of all general and limited partnership interests in Mile Hi Cablevision Associates, Ltd. ("Mile Hi") as described in note 7,

     (f) the conversion of all the outstanding shares (10,974 shares) of Liberty's Class A Convertible Preferred Stock ("Class A Preferred Stock") into 4,405,678 shares of Liberty Class A common stock and 55,070 shares of Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock ("Class E Preferred Stock"), and

     (g) the Mergers.

     The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the foregoing events had actually occurred on January 1, 1993. These condensed pro forma combined financial statements of Liberty should be read in conjunction with the condensed unaudited pro forma financial statements and related notes thereto of TCI and TCI/Liberty included elsewhere herein and the respective historical financial statements and the related notes thereto of Liberty and TCI.

                           LIBERTY MEDIA CORPORATION

                       CONDENSED PRO FORMA BALANCE SHEET
                                  (UNAUDITED)

                                                                  DECEMBER 31, 1993
                                                  -------------------------------------------------
                                                   LIBERTY           PRO FORMA
                                                  HISTORICAL     ADJUSTMENTS(1)(3)       PRO FORMA
                                                  ----------     -----------------       ----------
                                                  (AMOUNTS IN THOUSANDS)
ASSETS
Cash, receivables, inventories, prepaids and
  other current assets, net.....................  $  282,946           175,000 (2)          457,946
Investment in and advances to affiliates and
  others, including investment in TCI...........     475,769            11,026 (2)          382,784
                                                                      (104,011)(3)
Property and equipment, net of accumulated
  depreciation..................................     255,678                --              255,678
Franchise costs, intangibles and other assets,
  net of amortization...........................     422,155                --              422,155
                                                  ----------     -----------------       ----------
                                                  $1,436,548            82,015            1,518,563
                                                  ----------     -----------------       ----------
                                                  ----------     -----------------       ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Payables and accruals...........................  $  286,866            48,119  (2)         334,985
Due to TCI......................................     203,792                --              203,792
Debt............................................     260,180                --              260,180
Deferred income taxes...........................       1,653             19,572 (2)          21,225
Other liabilities...............................       1,585                --                1,585
                                                  ----------     -----------------       ----------
          Total liabilities.....................     754,076             67,691             821,767
                                                  ----------     -----------------       ----------
Minority interests..............................     174,738                --              174,738
Preferred stock subject to mandatory
  redemption....................................     155,237          (155,237)(4)               --
Common stockholders' equity:
  Class E, 6% Cumulative Redeemable
   Exchangeable Junior Preferred Stock..........          17               (17)(4)               --
  Class A common stock..........................      87,515                --               87,515
  Class B common stock..........................      43,339                --               43,339
  Additional paid-in capital....................     236,126           155,254 (4)          391,380
  Retained earnings.............................          --           118,335 (2)          118,335
  Note receivable from related party............     (14,500)               --              (14,500)
                                                  ----------     -----------------       ----------
                                                     352,497           273,572              626,069
                                                  ----------     -----------------       ----------
Investment in TCI/Liberty.......................          --          (104,011)(3)         (104,011)
                                                  ----------     -----------------       ----------
                                                  $1,436,548            82,015            1,518,563
                                                  ----------     -----------------       ----------
                                                  ----------     -----------------       ----------

   See accompanying notes to unaudited condensed pro forma combined financial statements.

                           LIBERTY MEDIA CORPORATION

              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                  YEAR ENDED DECEMBER 31, 1993
                                -------------------------------------------------------------------------------------------------
                                                                                                     PRO FORMA
                                  LIBERTY          EFFECT OF             HSN           MILE HI      ADJUSTMENTS        PRO FORMA
                                HISTORICAL    RECAPITALIZATION(5)   HISTORICAL(6)   HISTORICAL(7)   (1)(3)(6)(7)       COMBINED
                                -----------   -------------------   -------------   -------------   ------------      -----------
                                                         (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenue........................ $ 1,153,256         $    --           $ 103,640        $ 7,568        $     --        $ 1,264,464
Operating, selling, general and
  administrative expenses......  (1,104,890)             --            (103,718)        (4,989)             --         (1,213,597)
Depreciation and
  amortization.................     (49,269)             --              (2,579)        (1,479)         (5,358)(8)        (58,685)
                                -----------          ------         -------------   -------------   ------------      -----------
        Operating income
          (loss)...............        (903)             --              (2,657)         1,100          (5,358)            (7,818)
Interest expense...............     (31,080)             --              (2,146)        (2,180)         (7,702)(9)        (40,928)
                                                                                                         2,180(10)
Dividend and interest income...      23,549              --               1,633              6           4,841(11)         30,029
Gain on sale of investment.....      31,972              --                  --             --              --             31,972
Loss on transactions with
  TCI..........................     (30,296)             --                  --             --              --            (30,296)
Share of earnings of
  affiliates, net..............      34,044              --                  --             --             380(12)         23,111
                                                                                                       (11,313)(13)
Minority interests.............         289              --                  --             --              57(14)          3,884
                                                                                                           170(15)
                                                                                                         3,368(16)
Litigation settlements.........      (7,475)             --                  --             --              --             (7,475)
Other, net.....................      (1,592)             --                (847)            --              --             (2,439)
                                -----------          ------         -------------   -------------   ------------      -----------
        Earnings (loss) before
          income taxes and
          extraordinary item...      18,508              --              (4,017)        (1,074)        (13,377)                40
Income tax expense.............     (11,522)             --              (1,741)            --           2,245(17)        (11,018)
                                -----------          ------         -------------   -------------   ------------      -----------
        Earnings (loss) before
          extraordinary item...       6,986              --              (5,758)        (1,074)        (11,132)           (10,978)
Extraordinary item-loss on
  early extinguishment of debt,
  net of taxes.................      (2,191)             --              (5,051)            --              --             (7,242)
                                -----------          ------         -------------   -------------   ------------      -----------
        Net earnings (loss)....       4,795              --             (10,809)        (1,074)        (11,132)           (18,220)
Dividend requirement on
  redeemable preferred
  stocks.......................     (31,972)          9,179                  --             --          23,110(19)             --
                                                                                                          (317)(18)
                                -----------          ------         -------------   -------------   ------------      -----------
        Net (earnings) loss
          attributable to
          common
          shareholders......... $   (27,177)        $ 9,179           $ (10,809)       $(1,074)       $ 11,661        $   (18,220)
                                -----------          ------         -------------   -------------   ------------      -----------
                                -----------          ------         -------------   -------------   ------------      -----------
Net loss attributable to common
  shareholders before
  extraordinary item........... $     (0.19)
Extraordinary item, net........       (0.02)
                                -----------
Loss per common share.......... $     (0.21)
                                -----------
                                -----------

   See accompanying notes to unaudited condensed pro forma combined financial statements.

                           LIBERTY MEDIA CORPORATION

           NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1993
                                  (UNAUDITED)

(1) On September 16, 1993, Liberty announced that one of its subsidiaries received notice from Rainbow Program Enterprises that Rainbow Program Enterprises had elected to purchase Liberty's 50% partnership interest in AMC under the terms of a buy/sell provision contained in the AMC partnership agreement. A subsidiary of Liberty had initiated the buy/sell procedure on August 1, 1993. Liberty expects to receive net pre-tax cash proceeds of approximately $170 million from the sale and an additional $5 million from a buy-out of Liberty's consulting agreement with AMC.

(2) Represents assumed cash received from the sale of the 50% partnership interest in AMC by Liberty, pursuant to the terms of the buy/sell provision contained in the AMC partnership agreement (see note 1), and the corresponding increase in investment in affiliates, payables and accruals, and common stockholders' equity. Such increase in investment in affiliates is due to a negative balance in Liberty's carrying value due to distributions in excess of Liberty's basis in such investment. The increase in payables and accruals represents the estimated current income taxes payable on the sale. Increase in deferred income taxes represents the reversal of the temporary difference resulting from basis for income tax purposes in excess of basis for financial statement purposes. The increase in common stockholders' equity is due to the difference between Liberty's carrying value of such investment and the purchase price of the same reduced by the estimated income tax effect. Such gain is not reflected in the pro forma combined statement of operations due to its non-recurring nature.

(3) Pursuant to the TCI/Liberty Agreement, the Mergers will be structured as a tax free exchange whereby the common stock of TCI and Liberty and the preferred stock of Liberty would be exchanged for like shares of TCI/Liberty. The TCI/Liberty Agreement provides that each share of TCI's and Liberty's common stock (including shares held by TCI's and Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of TCI/Liberty's common stock. Any shares of Liberty preferred stock held by TCI or its subsidiaries shall be converted into shares of a class or series of TCI/Liberty preferred stock having an equivalent value. Shares of preferred stock of Liberty not owned by TCI, Liberty or their respective subsidiaries would be converted into shares of a preferred stock of TCI/Liberty having designations, preferences, rights and qualifications, limitations and restrictions similar to the shares of preferred stock being converted. Adjustment represents the conversion of Liberty's investment in TCI common stock into an investment in TCI/Liberty common stock. Such amount is reflected as a reduction of stockholders' equity due to its related party nature. Such conversion of shares is reflected at the carryover basis of Liberty's investment in TCI.

                           LIBERTY MEDIA CORPORATION

(4) Reflects the elimination of the historical preferred stock of Liberty held by TCI or its subsidiaries. Such historical preferred stock of Liberty will be converted into TCI/Liberty preferred stock having an equivalent value. See note 3.

(5) On June 3, 1993, Liberty completed the transaction contemplated by the Recapitalization Agreement entered into on March 26, 1993 with certain subsidiaries of TCI (such transaction is included in the Liberty historical column of the pro forma balance sheet). Pursuant to the Recapitalization Agreement, Liberty purchased 100% of the outstanding shares of its Class C Redeemable, Exchangeable Preferred Stock (the "Class C Preferred Stock") and 927,900 shares of its Class A common stock. Liberty paid a purchase price of approximately $175 million for the Class C Preferred stock and approximately $19 million for the Class A common stock. The aggregate purchase price of approximately $194 million was satisfied by delivery of $12 million in cash and four promissory notes totaling $182 million. In the accompanying unaudited condensed pro forma statements of operations, the preferred stock dividend requirement on such purchased preferred stock has been eliminated.

 (6) On February 11, 1993, Liberty acquired from RMS Limited Partnership 20,000,000 shares of Class B common stock (the "Class B Stock") of HSN for an aggregate purchase price of $58 million in cash and 8,000,000 shares of the Class A common stock of Liberty. Additionally, on June 1, 1993, Liberty completed the purchase of approximately 16 million shares of the common stock ("Common Stock") of HSN at a price of $7.00 per share (the "Tender"). In addition, Liberty had acquired Common Stock of HSN previous to the acquisition of the Class B Stock.

                           LIBERTY MEDIA CORPORATION

 (7) On March 15, 1993, Mile Hi Cable Partners, L.P. ("New Mile Hi") completed the acquisition (the "Acquisition") of all the general and limited partnership interests in Mile Hi, the owner of the cable television system serving Denver, Colorado (such acquisition is included in the Liberty historical column of the pro forma balance sheet). New Mile Hi is a limited partnership formed among Community Cable Television ("CCT") (78% limited partnership interest), Daniels Communications, Inc. ("DCI") (1% limited partnership interest) and P & B Johnson Corp. (21% general partnership interest), a corporation controlled by Robert L. Johnson, a member of the Board of Directors of Liberty. CCT is a general partnership in which a wholly-owned subsidiary of Liberty is a 50.001% partner and a wholly-owned subsidiary of TCI is a 49.999% partner. New Mile Hi is a consolidated subsidiary of Liberty for financial reporting purposes.

     Prior to the Acquisition, Liberty, through a wholly-owned subsidiary, indirectly owned a 32.175% interest in Mile Hi through its ownership of a limited partnership interest in Daniels & Associates Partners Limited ("DAPL"), one of Mile Hi's general partners.

     DAPL was liquidated on March 12, 1993, at which time a subsidiary of Liberty (and partner in DAPL) received a liquidating distribution consisting of a portion of DAPL's partnership interest in Mile Hi representing the 32.175% interest in Mile Hi and a loan receivable of approximately $50 million (the "Mile Hi Note").

     Of the $110 million in cash required by New Mile Hi to complete the transaction, $105 million was loaned to New Mile Hi by CCT and $5 million was provided by Mr. Johnson's corporation as a capital contribution to New Mile Hi. Of the $5 million contributed by Mr. Johnson's corporation, approximately $4 million was provided by CCT through loans to Mr. Johnson and trusts for the benefit of his children. CCT funded its loans to New Mile Hi and the Johnson interests by drawing down $93 million under its revolving credit facility and by borrowing $16 million from TCI in the form of a subordinated note.

 (8) Depreciation and amortization of the purchase price of Mile Hi and HSN allocated to its tangible and intangible assets are based upon weighted average lives of 12 1/2 years for tangible assets, 30 years for intangible assets and 40 years for franchise costs.

 (9) Represents interest on borrowings to finance the cash portion of the consideration for the acquisition of the partnership interests in Mile Hi and the interest on the promissory notes delivered to TCI pursuant to the Recapitalization Agreement (see note 5). Interest on the borrowings for the Mile Hi acquisition is calculated at the weighted average rate of 6% in effect for the year ended December 31, 1993.

(10) Reflects the reduction in interest expense arising from the assumed repayment of Mile Hi debt at January 1, 1993 and the elimination of the intercompany interest expense recorded by Mile Hi on its debt to CCT.

                           LIBERTY MEDIA CORPORATION

(11) Represents the increase in interest income on assumed proceeds from the sale of the partnership interest in AMC, net of the reduction of interest income on funds used to make payment for the acquisition of the HSN Class B Stock and the Tender (see note 6). Such amount of reduced interest income assumes the cash was invested in short-term, interest-bearing accounts earning interest at 4% per annum for the year ended December 31, 1993.

(12) Elimination of share of losses of Mile Hi through March 15, 1993.

(13) Elimination of share of earnings of AMC.

(14) Represents the interest income on the loan to a minority partner (see note
     7).

(15) Represents the minority partners' 22% interest in the pro forma losses of Mile Hi adjusted for the effects of the acquisition (see note 7).

(16) Represents the minority shareholders' 58.5% interest in the pro forma losses of HSN (see note 6).

(17) Estimated income tax effect of the pro forma adjustments.

(18) Represents the preferred stock dividend requirement on the additional shares of Class E Preferred Stock related to the conversion of all of the outstanding shares (10,974 shares) of Liberty's Class A Preferred Stock into 4,405,678 shares of Liberty Class A common stock and 55,070 shares of Class E Preferred Stock.

(19) Reflects the elimination of the preferred stock dividend requirement on Liberty preferred stock assumed to be converted into preferred stock of TCI/Liberty. See note 3.

                          TCI/LIBERTY AND SUBSIDIARIES

               CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1993
                                  (UNAUDITED)

     The following unaudited condensed pro forma balance sheet of TCI/Liberty, dated as of December 31, 1993, assumes that the proposed Mergers, whereby TCI and Liberty will each become wholly-owned subsidiaries of TCI/Liberty, had occurred as of such date.

     In addition, the unaudited condensed pro forma statement of operations of TCI/Liberty for the year ended December 31, 1993 assumes that the proposed Mergers had occurred prior to January 1, 1993.

     The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the TCI/Liberty Merger had occurred as of January 1, 1993. These condensed pro forma financial statements of TCI/Liberty should be read in conjunction with the condensed unaudited pro forma financial statements of TCI and Liberty and the related notes thereto included elsewhere herein and the respective historical financial statements and the related notes thereto of TCI and Liberty.

                          TCI/LIBERTY AND SUBSIDIARIES

                   CONDENSED PRO FORMA COMBINED BALANCE SHEET
                                  (UNAUDITED)

                                                                      DECEMBER 31, 1993
                                                     ----------------------------------------------------
                                                        TCI       LIBERTY      PRO FORMA      TCI/LIBERTY
                                                     PRO FORMA   PRO FORMA   ADJUSTMENTS(1)    PRO FORMA
                                                     ---------   ---------   --------------   -----------
                                                     (AMOUNTS IN MILLIONS)
ASSETS
Cash, receivables and other current assets..........  $   233     $   458        $   --         $   691
Investment in and advances to Liberty...............      294          --          (204)(2)          --
                                                                                    (90)(3)
Investment in other affiliates and Turner
  Broadcasting System, Inc., and related
  receivables.......................................    1,136         383            --           1,519
Property and equipment, net of accumulated
  depreciation......................................    4,935         256            --           5,191
Franchise costs, intangibles and other assets, net
  of amortization...................................    9,727         422            --          10,149
                                                     ---------   ---------      -------       -----------
                                                      $16,325     $ 1,519        $ (294)        $17,550
                                                     ---------   ---------      -------       -----------
                                                     ---------   ---------      -------       -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Payables and accruals...............................  $   781     $   335        $   --         $ 1,116
Due to TCI..........................................       --         204          (204)(2)          --
Debt................................................    9,900         260            --          10,160
Deferred income taxes...............................    3,310          21            (5)(5)       3,326
Other liabilities...................................      114           2            --             116
                                                     ---------   ---------      -------       -----------
          Total liabilities.........................   14,105         822          (209)         14,718
                                                     ---------   ---------      -------       -----------
Minority interests..................................      285         175           (90)(3)         370
Redeemable preferred stock..........................       --          --            -- (4)          --
Stockholders' equity:
  Class B 6% Cumulative
    Redeemable Exchangeable
     Junior Preferred Stock  .......................       --          --             --             --
  Class A common stock..............................      483          88            (2)(6)         569
  Class B common stock..............................       47          43            (1)(6)          89
  Additional paid-in capital........................    2,310         391          (121)(4)       2,358
                                                                                      5 (5)
                                                                                      3 (6)
                                                                                   (230)(7)
  Cumulative foreign currency translation
     adjustment.....................................      (29)         --            --             (29)
  Retained earnings (deficit).......................     (348)        118           230 (7)          --
  Receivable from related party.....................       --         (14)           --             (14)
  Treasury stock....................................       --          --          (511)(4)        (511)
  Investment in TCI/Liberty.........................     (528)       (104)          632 (4)          --
                                                     ---------   ---------      -------       -----------
                                                        1,935         522             5           2,462
                                                     ---------   ---------      -------       -----------
                                                      $16,325     $ 1,519        $ (294)        $17,550
                                                     ---------   ---------      -------       -----------
                                                     ---------   ---------      -------       -----------

   See accompanying notes to unaudited condensed pro forma combined financial statements.

                          TCI/LIBERTY AND SUBSIDIARIES

              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                             YEAR ENDED DECEMBER 31, 1993
                                              ----------------------------------------------------------
                                                 TCI         LIBERTY        PRO FORMA        TCI/LIBERTY
                                              PRO FORMA     PRO FORMA     ADJUSTMENTS(1)      PRO FORMA
                                              ---------     ---------     --------------     -----------
                                              (AMOUNTS IN MILLIONS)
Revenue.....................................   $ 4,153       $ 1,264           $(55)(8)        $ 5,362
Operating, selling, general and
  administrative expenses and compensation
  relating to stock appreciation rights.....    (2,326)       (1,213)            55(8)          (3,484)
Depreciation and amortization...............      (911)          (59)            --               (970)
                                              ---------     ---------        ------          -----------
  Operating income (loss)...................       916            (8)            --                908
Interest expense............................      (731)          (41)             9(9)            (763)
Interest and dividend income................        34            30             (9)(9)             55
Share of earnings (losses) of affiliates,
  net.......................................       (76)           23             --                (53)
Gain on disposition.........................        42            32             --                 74
Loss on transactions with TCI...............        --           (30)            --                (30)(11)
Loss on early extinguishment of debt........       (17)           (7)            --                (24)
Other expense, net..........................       (11)           (6)            --                (17)
                                              ---------     ---------        ------          -----------
  Earnings (loss) before income taxes.......       157            (7)            --                150
Income tax expense..........................      (166)          (11)            --               (177)
                                              ---------     ---------        ------          -----------
  Net loss..................................        (9)          (18)            --                (27)
Dividend requirement on redeemable preferred
  stocks....................................        --            --            (10)(10)           (10)
                                              ---------     ---------        ------          -----------
  Net loss attributable to common
     shareholders...........................   $    (9)          (18)           (10)               (37)
                                              ---------     ---------        ------          -----------
                                              ---------     ---------        ------          -----------
Loss per common share.......................                                                   $  (.07)(12)
                                                                                             -----------
                                                                                             -----------

 See accompanying notes to unaudited condensed pro forma financial statements.

                          TCI/LIBERTY AND SUBSIDIARIES

           NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1993
                                  (UNAUDITED)

 (1) Pursuant to the TCI/Liberty Agreement, the Mergers will be structured as a tax free exchange whereby the common stock of TCI and Liberty and the preferred stock of Liberty would be exchanged for like shares of TCI/Liberty. The TCI/Liberty Agreement provides that each share of TCI's and Liberty's common stock (including shares held by TCI's and Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of TCI/Liberty's common stock. Any shares of Liberty preferred stock of Liberty not owned by TCI or its subsidiaries would be converted into shares of a preferred stock of TCI/Liberty having designations, preferences, rights and qualifications, limitations and restrictions similar to the shares of preferred stock being converted.

 (2) Represents the elimination of intercompany indebtedness between TCI and Liberty.

 (3) Represents the elimination of TCI's minority interest in the equity of a consolidated subsidiary of Liberty.

 (4) Represents the reclassification to treasury stock of shares of TCI/Liberty held by TCI, Liberty or their respective subsidiaries previously reflected as "Investment in TCI/Liberty". All preferred stock of TCI/Liberty held by TCI or its subsidiaries (also reflected in the TCI pro forma financial information as "Investment in TCI/Liberty") has been eliminated in consolidation with TCI/Liberty.

 (5) Represents the elimination of temporary differences associated with TCI's and Liberty's investments in TCI/Liberty preferred and common stock.

 (6) Reflects the net conversion of TCI and Liberty common stock held other than by TCI, Liberty or their subsidiaries, at the exchange ratios described in note 1, into like shares of TCI/Liberty.

 (7) Reflects the elimination of the combined historical accumulated deficit of TCI and Liberty.

 (8) Represents the elimination of intercompany revenue and operating expenses between TCI and Liberty arising from the sale of certain cable television programming to their respective cable television subscribers.

 (9) Represents the elimination of interest on intercompany indebtedness between TCI and Liberty.

(10) Represents the preferred stock dividend requirement on preferred stock of TCI/Liberty other than preferred stock issued to TCI or its respective subsidiaries.

                          TCI/LIBERTY AND SUBSIDIARIES

(11) Amount not eliminated for pro forma purposes as a reserve for an impairment would have been required (based upon fair market value of underlying asset) equal to the loss recognized by Liberty.

(12) Reflects primary earnings per common and common equivalent share based upon 550,232,340 weighted average shares. Such amount is calculated utilizing 432,566,150 weighted average shares of TCI at December 31, 1993 (such amount representing TCI's weighted average shares, as disclosed in their historical financial statements) reduced by 6,525,721 shares of TCI common stock previously held by Liberty and 127,582,745 weighted averages shares of Liberty at December 31, 1993 (such amount representing Liberty's weighted average shares, as disclosed in their historical financial statements, shares of Liberty common stock issued in the HSN merger and Liberty common stock repurchased from TCI in 1993, all of which have been adjusted by 0.975 of a share) reduced by 3,390,834 shares of Liberty common stock (as adjusted by 0.975 of a share) previously held by TCI.

                                 EXHIBIT INDEX

The following exhibits are filed herewith or incorporated by reference herein (according to the number assigned to them in Item 601 of Regulation S-K), as noted:



Exhibits
- --------


(2.1)    Agreement and Plan of Merger, dated
         as of January 27, 1994, by and among Tele-
         Communications, Inc., Liberty Media
         Corporation, TCI/Liberty Holding Company,
         TCI Mergeco, Inc. and Liberty Mergeco, Inc.*
         Incorporated herein by reference to the
         Company's Current Report on
         Form 8-K dated February 15, 1994.

(2.2)    Amendment No 1., dated as of March
         30, 1994, to Agreement and Plan of Merger, dated as of January 27, 1994, by and among Tele-Communications, Inc., Liberty Media
         Corporation, TCI/Liberty Holding Company,
         TCI Mergeco, Inc. and Liberty Mergeco, Inc.

(3)      The Bylaws as Amended and Restated
         July 19, 1979, with amendments April 8,
         1980, October 29, 1987, December 10, 1993.

(23)     Consent of KPMG Peat Marwick.


- ---------------
* The Agreement and Plan of Merger contains indexes identifying the items, including exhibits and schedules, annexed thereto. A copy of any omitted item will be furnished supplementally to the Commission upon request.